                                  $45,000,000

                                CREDIT AGREEMENT

                         dated as of November 3, 1994

                                    among

                       IDS/JONES JOINT VENTURE PARTNERS

                               as the Borrower

                                     and

                        VARIOUS FINANCIAL INSTITUTIONS

                               as the Lenders,

                                     and

                       SHAWMUT BANK CONNECTICUT, N.A.,

                          as Agent for the Lenders.

                               TABLE OF CONTENTS

ARTICLE I                                                                                                               PAGE
                                      DEFINITIONS AND ACCOUNTING TERMS  . . . . . . . . . . . . . . . . . . . . . .      1
     SECTION 1.1.      Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
     SECTION 1.2.      Use of Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
     SECTION 1.3.      Cross-References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
     SECTION 1.4.      Accounting and Financial Determinations  . . . . . . . . . . . . . . . . . . . . . . . . . .     19

ARTICLE II
                                      COMMITMENTS, BORROWING PROCEDURES AND NOTES   . . . . . . . . . . . . . . . .     19
     SECTION 2.1.      Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
     SECTION 2.1.1.    Revolving Loan Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
     SECTION 2.1.2.    Lenders Not Permitted or Required to Make
                         Revolving Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
     SECTION 2.2.      Reduction of Commitment Amount   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
     SECTION 2.3.      Borrowing Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
     SECTION 2.4.      Continuation and Conversion Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
     SECTION 2.5.      Funding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
     SECTION 2.6.      Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20

ARTICLE III
                                      CONVERSION, REPAYMENTS, PREPAYMENTS   . . . . . . . . . . . . . . . . . . . .     21
     SECTION 3.1.      Conversion, Repayments and Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . .     21
     SECTION 3.2.      Excess Cash Flow Recapture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     22
     SECTION 3.3.      Interest Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     22
     SECTION 3.3.1.    Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     22
     SECTION 3.3.2.    Post-Maturity Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
     SECTION 3.3.3.    Payment Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25
     SECTION 3.4.      Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25
     SECTION 3.4.1.    Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25
     SECTION 3.4.2.    Agent's Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26

ARTICLE IV
                                      CERTAIN CD RATE, LIBO RATE AND OTHER PROVISIONS   . . . . . . . . . . . . . .     26
     SECTION 4.1.      Fixed Rate Lending Unlawful  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
     SECTION 4.2.      Deposits Unavailable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
     SECTION 4.3.      Increased Fixed Rate Loan Costs, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
     SECTION 4.4.      Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
     SECTION 4.5.      Increased Capital Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     27
     SECTION 4.6.      Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     27
     SECTION 4.7.      Payments, Computations, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     29
     SECTION 4.8.      Sharing of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     29
     SECTION 4.9.      Setoff   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     30

 ARTICLE V
                                      CONDITIONS TO BORROWING   . . . . . . . . . . . . . . . . . . . . . . . . . .     30
     SECTION 5.1.      Initial Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     30

                                                               -ii-

     SECTION 5.1.1.    Partnerships' Managing General Partner and
                         Partnership Venturer's Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . .    30
     SECTION 5.1.2.    Corporate Venturers' Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
     SECTION 5.1.3.    Delivery of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
     SECTION 5.1.4.    Payment of Outstanding Indebtedness, etc.    . . . . . . . . . . . . . . . . . . . . . . .    31
     SECTION 5.1.5.    Security Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
     SECTION 5.1.6.    Subordination Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
     SECTION 5.1.7.    Opinions of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
     SECTION 5.1.8.    Closing Date CertifiCate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
     SECTION 5.1.9.    Payoff Letter; Disbursement Instructions . . . . . . . . . . . . . . . . . . . . . . . . .    32
     SECTION 5.1.10.   Closing Fees, Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
     SECTION 5.1.11.   Compliance Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
     SECTION 5.2.      All Borrowings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
     SECTION 5.2.1.    Compliance with Warranties, No Default, etc.   . . . . . . . . . . . . . . . . . . . . . .    33
     SECTION 5.2.2.    Borrowing Request    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
     SECTION 5.2.3.    Satisfactory Legal Form  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34

ARTICLE VI
                                             REPRESENTATIONS AND WARRANTIES   . . . . . . . . . . . . . . . . . .    34
     SECTION 6.1.      Organization, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
     SECTION 6.2.      Due Authorization, Non-contravention, etc.   . . . . . . . . . . . . . . . . . . . . . . .    35
     SECTION 6.3.      Government Approval, Regulation, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .    36
     SECTION 6.4.      Validity, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
     SECTION 6.5.      Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
     SECTION 6.6.      No Material Adverse Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
     SECTION 6.7.      Litigation, Labor Controversies, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .    36
     SECTION 6.8.      Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
     SECTION 6.9.      Ownership of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
     SECTION 6.10.     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
     SECTION 6.11.     Pension and Welfare Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
     SECTION 6.12.     Environmental Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
     SECTION 6.13.     Regulations G, U and X   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
     SECTION 6.14.     Accuracy of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
     SECTION 6.15.     Cable Authorizations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
     SECTION 6.16.     FCC Registration and Regulatory Compliance   . . . . . . . . . . . . . . . . . . . . . . .    38
     SECTION 6.17.     Franchises, Copyrights and Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
     SECTION 6.18.     Communications Act Filings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
     SECTION 6.19.     Partnership Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
     SECTION 6.20.     The Event of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
     SECTION 6.21.     Absence of Financing Statements, Etc.    . . . . . . . . . . . . . . . . . . . . . . . . .    39

ARTICLE VII
                                                           COVENANTS  . . . . . . . . . . . . . . . . . . . . . .    40
     SECTION 7.1.      Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
     SECTION 7.1.1.    Financial Information, Reports, Notices, etc.  . . . . . . . . . . . . . . . . . . . . . .    40
     SECTION 7.1.2.    Compliance with Laws, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
     SECTION 7.1.3.    Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
     SECTION 7.1.4.    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
     SECTION 7.1.5.    Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42

                                                               -iii-

     SECTION 7.1.6.    Environmental Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     43
     SECTION 7.1.7.    Copyright Act Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     43
     SECTION 7.1.8.    Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     43
     SECTION 7.1.9.    Hedging Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     43
     SECTION 7.2.      Negative Covenants   .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     43
     SECTION 7.2.1.    Business Activities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     43
     SECTION 7.2.2.    Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     44
     SECTION 7.2.3.    Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     44
     SECTION 7.2.4.    Financial Condition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     45
     SECTION 7.2.5.    Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     46
     SECTION 7.2.6.    Restricted Payments, ect.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     46
                                   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     46

     SECTION 7.2.8.    Consolidation, Merger, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . .     46
     SECTION 7.2.9.    Asset Dispositions, ect.    . . . . . . . . . . . . . . . . . . . . . . . . . . . .     47
     SECTION 7.2.10.   Modification of Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . .     47
     SECTION 7.2.11.   Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . .     47
     SECTION 7.2.12.   Negative Pledges, Restrictive Agreements, ect.    . . . . . . . . . . . . . . . . .     47
     SECTION 7.2.13.   No Creation Of Pension Plans    . . . . . . . . . . . . . . . . . . . . . . . . . .     48
     SECTION 7.2.14.   Acquisition of Real Property Interests  . . . . . . . . . . . . . . . . . . . . . .     48

ARTICLE VIII
                                                    EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . .     48
     SECTION 8.1.      Listing of Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . .     48
     SECTION 8.1.1.    Non-Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     48
     SECTION 8.1.2.    Breach of Warranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     48
     SECTION 8.1.3.    Non-Performance of Certain Covenants and Obligations  . . . . . . . . . . . . . . .     48
     SECTION 8.1.4.    Non-Performance of the Other Covenants and Obligations  . . . . . . . . . . . . . .     49
     SECTION 8.1.5.    Default on Other Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 8.1.6.    Judgments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     49
     SECTION 8.1.7.    Change in Control   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     49
     SECTION 8.1.8.    Bankruptcy, Insolvency, ect.  . . . . . . . . . . . . . . . . . . . . . . . . . . .     49
     SECTION 8.1.9.    Partnership Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     50
     SECTION 8.1.10.   Impairment of Security, ect.   . . . . . . . . . . . . . . . . . . . . . . . . . .
     SECTION 8.1.11.   Failure to Obtain Or Cessation of Authorization, etc.   . . . . . . . . . . . . . .     50
     SECTION 8.1.12.   Franchise Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     51
     SECTION 8.2.      Action if Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     51
     SECTION 8.3.      Action if Other Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . .     51

ARTICLE IX
                                                       THE AGENT  .  . . . . . . . . . . . . . . . . . . .     51
     SECTION 9.1.      Actions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     51
     SECTION 9.2.      Funding Reliance, etc.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     52
     SECTION 9.3.      Exculpation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     52
     SECTION 9.4.      Successor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     52

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                                                               -iv-

     SECTION 9.5.      Loans by Shawmut   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     53
     SECTION 9.6.      Credit Decisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     53
     SECTION 9.7.      Defaulting Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     53
     SECTION 9.8.      Holders of Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     54
     SECTION 9.9.      Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     54
     SECTION 9.10.     Assignee or Participant Affiliated with the Borrower   . . . . . . . . . . . . . . . . . . .     54
     SECTION 9.11.     Copies, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     54

ARTICLE X
                                                MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . .       54
     SECTION 10.1.     Waivers, Amendments, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     54
     SECTION 10.2.     Notices    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     55
     SECTION 10.3.     Payment of Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     55
     SECTION 10.4.     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     56
     SECTION 10.5.     Survival   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     57
     SECTION 10.6.     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     57
     SECTION 10.7.     Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     57
     SECTION 10.8.     Execution in Counterparts, Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . .     57
     SECTION 10.9.     Governing in Law; Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     57
     SECTION 10.10.    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     57
     SECTION 10.11.    Sale and Transfer of Loans and Notes; Participations in Loans and Notes    . . . . . . . . .     58
     SECTION 10.11.1.  Assignments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     58
     SECTION 10.11.2.  Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     59
     SECTION 10.12.    Other Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     60
     SECTION 10.13.    Nonrecourse Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     60
     SECTION 10.14.    Consent to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     60
     SECTION 10.15.    Waiver of Jury, Trial, etc.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     61
     SECTION 10.16.    Prejudgment Remedy Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     61

SCHEDULES
     SCHEDULE I        Disclosure Schedule
     SCHEDULE II       Cable Schedule

EXHIBITS
     EXHIBIT A         Form of Note
     EXHIBIT B         Form of Borrower Request
     EXHIBIT C         Form of Continuation/Conversion Notice
     EXHIBIT D         Form of Lender Assignment Agreement
     EXHIBIT E         Form of Security Agreement
     EXHIBIT F         Form of Subordination Agreement
     EXHIBIT G         Form of Opinion of General Counsel to Borrower and General Partners
     EXHIBIT H         Form of Opinion of Local Illinois Counsel to Borrower
     EXHIBIT I         Form of Opinion of FCC Counsel to Borrower
     EXHIBIT J         Form of Compliance Certificate
     EXHIBIT K         Form of Closing Date Certificate

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of November 3, 1994, is made among IDS/JONES JOINT VENTURE PARTNERS, a Colorado general Partnership (the "BORROWER"), the various financial institutions as are or may become parties hereto (collectively, the "LENDERS"), and SHAWMUT BANK CONNECTICUT, N.A. ("SHAWMUT"), as agent for the Lenders (in such capacity, the "AGENT").

                                  WITNESSETH:

         WHEREAS, the Borrower is currently the obligor under that certain $65,000,000 Loan Agreement, dated as of May 31, 1990 (as amended, restated or otherwise modified prior hereto, the "EXISTING CREDIT AGREEMENT"), among the Borrower, the various financial institutions which are parties thereto, and The Bank of Nova Scotia ("SCOTIABANK"), as a lender and as agent for the lenders

         WHEREAS, the Borrower desires to obtain Loans from the Lenders to:

                 (i) repay, in full, all of the loans outstanding under the Existing Credit Agreement;

                 (ii) finance certain working capital requirements of the Borrower; and

                 (iii) subject to Section 7.2.7 and the Subordination Agreements, from time to time to repay advances made by the General Partners to the Borrower; and

         WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to extend such Loans to the Borrower.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "AFFILIATE" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with, such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to "control" another Person if such Person possesses, directly or indirectly, the power

                 (a) to vote 10% or more of the securities of such other Person (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners or

                 (b) to direct or cause the direction of the management and policies of such other Person whether by contract or otherwise.

         "AGENT" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to
Section 9.4.

         "AGREEMENT" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, restated or otherwise modified and in effect on such date.

         "ALLOCATED OVERHEAD" means, for any period, the fees payable (without regard to the Borrower's right to defer or limit actual payment) to the Supervising General Partners and Partners II and Partners II's Affiliates, including Jones Intercable and the Partnerships' Managing General Partner to compensate such Person for that portion of its general overhead and administrative expenses, including all of its direct and indirect expenses, allocable to the operation of the Borrower's business, including, but not limited to, home office rent, supplies, telephone, travel and copying charges, and salaries of full and part-time employees.

         "ALTERNATE BASE RATE" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

                 (a) the rate of interest most recently established by the Agent at its Domestic Office as its base rate for Dollar loans and

                 (b) the Federal Funds Rate most recently determined by the Agent plus 1/2 of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

         "ANNUALIZED CASH FLOW" means, at any time, Cash Flow for the immediately preceding Fiscal Quarter times four.

         "APPLICABLE MARGIN" means, at any time during which the Borrower's Leverage Ratio falls within the ranges set forth below, the amounts set forth below opposite such ranges for each type of Loans:

                                                                   Applicable Margin
               Leverage Ratio               Base Rate Loans          LIBO Rate Loans                 CD Rate Loans
               --------------               ---------------        ------------------                -------------
               5.50:1 or greater                 0.75%                    1.75%                          1.875%

               4.50:1 or greater but
               less than 5.50:1                  0.50%                    1.50%                         1.625%

               4.00:1 or greater but
               less than 4.50:1                  0.25%                    1.25%                         1.375%

               less than 4.00:1                  0.00%                    1.00%                         1.125%

         "ASSESSMENT RATE" is defined in Section 3.3.1.

         "ASSIGNEE LENDERS" is defined in Section 10.11.1.

         "AUTHORIZED OFFICER" means those officers of the Partnerships' Managing General Partner, acting as the managing general partner of Partners II, acting as the managing general partner of the Borrower, whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 5.1.1.

         "BASE RATE LOAN" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

         "BASIC PENETRATION RATE" means, at any time, a percentage derived from a fraction, the numerator of which is the number of Basic Subscribers at such time, and the denominator of which is the number of Homes Passed at such time.

         "BASIC SUBSCRIBER RATE" means the minimum standard monthly fees and charges for "basic service" (as such term is commonly understood in the cable television industry) charged to customers of the Cable Systems.

         "BASIC SUBSCRIBERS" means, at any time, the total number of subscribers subscribing to the Cable Systems (excluding "second connections" as such term is commonly understood in the cable television industry) who (i) pay the Basic Subscriber Rate for service, and (ii) are not less than 60 days past due in payment. In the case of commercial buildings, such as hotels or motels, or in the case of multiple residential dwellings, such as apartment houses and multifamily homes, which do not obtain reduced bulk service rates, each separate guest unit or dwelling unit receiving such services shall be counted as one subscriber. The number of subscribers in a commercial building or in a multiple residential dwelling which obtains a reduced bulk service rate shall be obtained by dividing (x) the aggregate dollar amount of monthly subscribers' fees paid on account of such commercial building or multiple residential dwelling for basic service by (y) the Basic Subscriber Rate. Except for discounts to senior citizens less than 20% of the otherwise applicable rate, residential households (other than in a multiple residential dwelling) paying the Basic Subscriber Rate on a discounted basis or under any form of deferred payment arrangement shall not be included.

         "BORROWER" is defined in the Preamble.

         "BORROWING" means the Loans of the same type and, in the case of Fixed Rate Loans, having the same Interest Period, made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with
Section 2.3.

         "BORROWING REQUEST" means a loan request and certificate duly executed by an Authorized Officer, substantially in the form of Exhibit B hereto.

         "BUSINESS DAY" means

                 (a) any day which is not a Saturday, a Sunday or a day on which banks are authorized or required by law to be closed in New York City, New York or Hartford, Connecticut; and

                 (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

         "CABLE FRANCHISES" is defined in Section 6.15.

         "CABLE SCHEDULE" means the Cable Schedule attached hereto as Schedule II, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agent.

         "CABLE SYSTEM" means the assets constituting a CATV or SMATV system (including, without limitation, all related licenses, franchises and permits issued under federal, state or local laws from time to time, and all agreements with public utilities and microwave transmission companies, pole attachment, use, access or rental agreements, conduit occupancy rights, utility easements and all other property owned or used in connection with the services provided pursuant to, and all other interests of the holder thereof to receive revenues from, or pursuant to, said licenses, franchises and permits) listed on the Cable Schedule and all assets constituting such a system hereafter acquired by the Borrower serving subscribers within a geographical area covered by one or more Franchises from the same Head End facility or by two or more related Head End facilities.

         "CAPITAL EXPENDITURES" means, for any period, the sum of

                 (a) the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

                 (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

         "CAPITALIZED LEASE LIABILITIES" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "CASH EQUIVALENT INVESTMENT" means, at any time:

                 (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

                 (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by:

                          (i) a corporation (other than an Affiliate of the Borrower) organized under the laws of any state of the United States or of the District of Columbia and whose long-term debt is rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc.; or

                          (ii)    any Lender (or its holding company);

                 (c) any certificate of deposit or bankers acceptance maturing not more than one year after such time, which is issued by either:

                          (i) a commercial banking institution that is a member of the Federal Reserve System and has combined capital, surplus and undivided profits of not less than $1,000,000,000; or

                          (ii)    any Lender; or

                 (d) any repurchase agreement entered into with any Lender (or any other commercial banking institution of the stature referred to in clause (c) (i)) which:

                          (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c); and

                          (ii)    has a market value at the time such
                 repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder.

         "CASH FLOW" means, for any period, total consolidated revenues of the Borrower for such period, less the sum of (i) operating expenses of the Borrower for such period and (ii) general and administrative expenses of the Borrower for such period (excluding Management Fees and Allocated Overhead for such period, if any, included in clauses (i) and (ii)).

         "CATV" means community antenna television.

         "CD RATE" is defined in Section 3.3.1.

         "CD RATE LOAN" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate determined by reference to the CD Rate (Reserve Adjusted).

         "CD RATE (RESERVE ADJUSTED)" is defined in Section 3.3.1.

         "CD RESERVE REQUIREMENT" is defined in Section 3.3.1.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CHANGE IN CONTROL" means the failure of the General Partners to own, free and clear of all Liens or other encumbrances, 100% of the outstanding partnership interests in the Borrower (other than as a result of any transfer by either Corporate Venturer to its respective Affiliate as permitted under
Section IX of the Partnership Agreement).

         "CLOSING DATE CERTIFICATE" means a certificate of the General Partners, substantially in the form of Exhibit K hereto.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "COMMITMENT" means, relative to any Lender, such Lender's obligation to make Revolving Loans pursuant to Section 2.1.1.

         "COMMITMENT AMOUNT" means an amount equal to (a) during the period beginning on the Effective Date and ending on March 31, 1995, $40,000,000, as such amount may be reduced from time to time pursuant to Section 2.2, and (b) during the period beginning April 1, 1995 and ending on the Commitment Termination Date, the Commitment Amount in effect on March 31, 1995 plus the Excess Commitment Amount, as such amount may be reduced from time to time, pursuant to Section 2.2.

         "COMMITMENT TERMINATION DATE" means the earliest of

                 (a)      the Conversion Date

                 (b) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

                 (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Commitments shall terminate automatically and without any further action.

         "COMMITMENT TERMINATION EVENT" means

                 (a)      the occurrence of any Default described in Clauses
         (a) through (d) of Section 8.1.8 with respect to the Borrower or any Subsidiary of the Borrower; or

                 (b) the occurrence and continuance of any other Event of Default and either:

                          (i) the declaration of the Loans to be due and payable pursuant to Section 8.3; or

                          (ii) in the absence of such declaration, the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

         "COMMUNICATIONS ACT" means the Communications Act of 1934 and the rules and regulations issued thereunder, as amended, reformed or otherwise modified from time to time.

         "COMPLIANCE CERTIFICATE" means a certificate duly executed by an Authorized Officer, substantially in the form of Exhibit J hereto.

         "CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the securities or other equity interests of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

         "CONTINUATION\CONVERSION NOTICE" means a notice and certificate duly executed by an Authorized Officer, substantially in the form of Exhibit C hereto.

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "CONVERSION DATE" means January 1, 1997.

         "CONVERSION DATE AMOUNT" is defined in Section 3.1.

         "CORPORATE VENTURERS" means, collectively, Jones Intercable and IDS.

         "DEBT SERVICE RATIO" means, at any time, the ratio, computed on a consolidated basis, of:

                 (a)      Annualized Cash Flow; to

                 (b) the sum for the twelve calendar month period ending on the last day of the immediately preceding Fiscal Quarter of

                          (i) all scheduled payments of principal of Indebtedness of the Borrower and its Subsidiaries whether or not paid; plus

                          (ii)    Interest Expense.

         "DEFAULT" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto as
Schedule I. as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agent.

         "DOLLAR" and the sign "$" mean lawful money of the United States.

         "DOMESTIC OFFICE" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or, if applicable, designated in such Lender's Lender Assignment Agreement, or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to the Borrower and the Agent. A Lender may have separate Domestic Offices for purposes of making, maintaining or continuing, as the case may be, Base Rate Loans and CD Rate Loans.

         "EFFECTIVE DATE" means the date this Agreement becomes effective pursuant to Section 10.8.

         "ENVIRONMENTAL LAWS" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to the protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations issued thereunder, as amended, reformed or otherwise modified from time to time. References to sections of ERISA also refer to any successor sections.

         "EVENT OF DEFAULT" as defined in Section 8.1.

         "EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to (a) Cash Flow for such period less (b) cash payments for all taxes paid by Borrower during such period, less (c) Capital Expenditures made during such period and which are permitted under the terms of this Agreement, less (d) scheduled payments of principal of Indebtedness during such period, less (e) all Interest Expense paid during such period, less (f) any General Partner Advances repaid by the Borrower in cash during such period and which are permitted under the terms of this Agreement.

         "EXCESS COMMITMENT AMOUNT" means an amount equal to $5,000,000.

         "EXISTING CREDIT AGREEMENT" is defined in the first recital.

         "FCC" means the Federal Communications Commission or any successor agency thereto performing functions similar to those performed by the Federal Communications Commission on the date hereof.

         "FCC LICENSE" means any license or permit issued by the FCC, including, without limitation, licenses issued in connection with the operation of CATV or SMATV systems, community antenna relay systems, microwave systems, earth stations and business and other two-way radios.

         "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to:

                 (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business
         Day) by the Federal Reserve Bank of New York; or

                 (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

         "FEE LETTER" means that certain confidential fee letter, dated of even date herewith from Shawmut to the Borrower relating to the payment of fees in connection with this Agreement.

         "FISCAL QUARTER" means any quarter of a Fiscal Year.

         "FISCAL YEAR" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1994 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

         "FIXED CHARGE COVERAGE RATIO" means, at any time of determination, the ratio, computed on a consolidated basis of:

                 (a)    the sum of:

                          (i) cash on the consolidated balance sheet of the Borrower at the beginning of the immediately preceding Fiscal Quarter, minus the aggregate amount of General Partner Advances made during such Fiscal Quarter; plus

                          (ii)    Annualized Cash Flow; to

                 (b) the sum for the twelve calendar month period ending on the last day of the immediately preceding Fiscal Quarter of:

                          (i)     Interest Expense; plus

                          (ii) all scheduled payments of principal of Indebtedness of the Borrower and its Subsidiaries whether or not paid; plus

                          (iii)   Capital Expenditures; plus

                          (iv) all state, local and federal income taxes paid or payable in cash.

         "FIXED RATE LOAN" means any CD Rate Loan or any LIBO Rate.

         "FRANCHISE" means any franchise, permit, license or other authorization granted by any Official Body, including all laws, regulations and ordinances relating thereto, for the construction, operation and maintenance of a CATV or SMATV system and the reception and transmission of signals by microwave, and shall include, without limitation, all FCC Licenses and all certificates of compliance and cable television registration statements which are required to be issued by or filed with the FCC.

         "FRANCHISE AGREEMENT" means any ordinance, agreement, contract or other document stating the terms and conditions of any Franchise, including, without limitation, all exhibits and schedules thereto, all amendments thereof and consents, waivers and extensions issued thereunder, any documents incorporated therein by reference and the application from which such Franchise was granted.

         "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in Section 1.4.

         "GENERAL PARTNERS" means collectively, the Partnership Venturers and the Corporate Venturers until such time as any is replaced in accordance with the terms of this Agreement by another Person as a general partner of the Borrower, at which time, "General Partner" shall mean such other Person. Whenever the term "General Partner" is used herein, such term shall mean any such Person in its capacity as a general partner of the Borrower.

         "GENERAL PARTNER ADVANCES" means (i) all amounts representing deferred Management Fees and deferred Allocated Overhead, (ii) all amounts representing the Borrower's obligation to repay cash advances or loans made to the Borrower or any of its Subsidiaries by any General Partner, the Supervising General Partners, the Partnerships' Managing General Partner or any previous general partner of the Borrower (collectively, the "AFFILIATE PROVIDERS"), (iii) reimbursements to any Affiliate Provider for documented expenses incurred by such Affiliate Provider for the account of the Borrower on a month-to-month basis in the ordinary course of Borrower's business and consistent with past practices (and not for borrowed money), and (iv) any interest accrued on any of the foregoing amounts.

         "HAZARDOUS MATERIAL" means

                 (a)      any "hazardous substance", as defined by CERCLA;

                 (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

                 (c)      any petroleum product; or

                 (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

         "HEAD END" means the antenna site, the tower and the antenna, the microwave communications equipment, the earth station and the head end facilities, equipment, leaseholds or other real estate and leasehold improvements relating thereto.

         "HEDGING OBLIGATIONS" means, with respect to any Person, all liabilities of such Person under interest rate swap, interest rate cap, and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

         "HOMES PASSED" means the actual number of residential dwellings which can be connected to a Cable System by a single drop line from existing trunk and distribution lines, which lines are energized and capable of carrying cable television signals to subscribers and are connected to an existing Head End facility. In the case of commercial buildings, such as hotels or motels, or in the case of multiple residential dwellings, such as apartment houses and multifamily homes, which do not and are not reasonably anticipated to obtain a reduced bulk service rate, each separate guest unit or dwelling unit shall be counted as one residential dwelling. The number of dwelling units in a commercial building or in a multiple residential building which does or is reasonably anticipated to obtain a reduced bulk service rate shall be obtained by dividing (a) the aggregate dollar amount of monthly subscriber fees obtained or reasonably anticipated to be obtained on account of such commercial building or multiple residential building for basic service by (b) the applicable Basic Subscriber Rate. Except for discounts to senior citizens less than 20% of the otherwise applicable rate, residential households (other than a multiple residential dwelling) paying for or reasonably expected to be paying for services on a discounted basis or under any form of deferred payment arrangement shall not be included.

         "IDS" means IDS Management Corporation, a Minnesota corporation.

         "IDS CABLE" means IDS Cable Corporation, a Minnesota corporation.

         "IDS CABLE II" means IDS Cable II Corporation, a Minnesota corporation.

         "IDS SUBORDINATION AGREEMENT" means the Subordination Agreement executed and delivered by IDS pursuant to Section 5.1.5, substantially in the form of Exhibit F hereto (as the same may be amended, restated or otherwise modified from time to time).

         "IDS CABLE SUBORDINATION AGREEMENT" means the Subordination Agreement executed and delivered by IDS Cable pursuant to Section 5.1.5, substantially in the form of Exhibit F hereto (as the same may be amended, restated or otherwise modified from time to time).

         "IDS CABLE II SUBORDINATION AGREEMENT" means the Subordination Agreement executed and delivered by IDS Cable I pursuant to Section 5.1.5, substantially in the form of Exhibit F hereto (as the same may be amended, restated or otherwise modified from time to time).

         "IMPERMISSIBLE QUALIFICATION" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification:

                 (a)      which is of a "going concern" or similar nature;

                 (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                 (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 7.2.4.

         "INCLUDING" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "INDEBTEDNESS" of any Person means, without duplication:

                 (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                 (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                 (c) all obligations of such Person as lessee which leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

                 (d)      all Contingent Liabilities of such Person;

                 (e)      net liabilities of such Person under all Hedging
         Obligations;

                 (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

                 (g) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person (including any footnotes thereto) as of the date at which Indebtedness is to be determined.

         "INDEMNIFIED LIABILITIES" is defined in Section 10.4.

         "INDEMNIFIED PARTIES" is defined in Section 10.4.

         "INTEREST COVERAGE RATIO" means, at any time of determination, the ratio, computed on a consolidated basis, of:

                 (a)      Cash Flow for the immediately preceding Fiscal
         Quarter; to

                 (b)      Interest Expense for such Fiscal Quarter.

         "INTEREST EXPENSE" means, for any period, the interest expense of the Borrower for such period, including, (whether or not includable under GAAP) all net amounts payable with respect to Hedging Obligations, commitment fees owed with respect to the Commitments and the portion of any Capitalized Lease Liabilities of the Borrower allocable to interest expense, in each case paid or payable during such period.

         "INTEREST PERIOD" means, relative to any Fixed Rate Loan, the period beginning on (and including) the date on which such Fixed Rate Loan is made or continued as, or converted into, a Fixed Rate Loan pursuant to Section 2.3 or
2.4 and ending on (but excluding) the day which is, in the case of a CD Rate Loan, 30, 60, 90, 180 or, if the Agent determines that a 360 day rate is available, 360 days thereafter, or which, in the case of a LIBO Rate Loan, numerically corresponds to such date one, two, three, six or, if the Agent determines that a twelve month rate is available, twelve months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4 provided, however, that

                 (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than six different dates;

                 (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

                 (c) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to LIBO Rate Loans, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day immediately preceding such numerically corresponding day); and

                 (d) no Interest Period may end later than the Stated Maturity Date.

         "INVESTMENT" means relative to any Person,

                 (a) any loan or advance made by such Person to any other Person (excluding (i) commission, travel and similar advances to officers and employees made in the ordinary course of business and
         (ii) trade credit made available to or loans or advances made to subcontractors or suppliers on customary terms and in the ordinary course of the Borrower's business);

                 (b)      any Contingent Liability of such Person; and

                 (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

         "JONES INTERCABLE" means Jones Intercable Inc., a Colorado corporation.

         "JONES INTERCABLE SUBORDINATION AGREEMENT" means the Subordination Agreement executed and delivered by Jones Intercable pursuant to Section 5.1.5, substantially in the form of Exhibit F hereto (as the same may be amended, restated or otherwise modified from time to time).

         "LENDER ASSIGNMENT AGREEMENT" means a Lender Assignment Agreement substantially in the form of Exhibit D hereto.

         "LENDERS" is defined in the preamble.

         "LEVERAGE RATIO" means, at any time of determination, the ratio, computed on a consolidated basis, of:

                 (a) Total Debt at such time; to

                 (b) Annualized Cash Flow.

         "LIBO RATE" is defined in Section 3.3.1.

         "LIBO RATE LOAN" means a Loan beating interest at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

         "LIBO RATE (RESERVE ADJUSTED)" is defined in Section 3.3.1.

         "LIBOR OFFICE" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or, if applicable, designated in such Lender's Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) as designated from time to time by notice from such Lender to the Borrower and the Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate
Loans of such Lender hereunder.

         "LIBOR RESERVE PERCENTAGE" is defined in Section 3.3.1.

         "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

         "LOAN" means, as the context may require, either a Revolving Loan or a Term Loan of any type.

         "LOAN DOCUMENT" means this Agreement, the Notes, the Security Agreement, the Subordination Agreements, the Mortgage, the Fee Letter, each agreement evidencing Hedging Obligations of the Borrower, and each other agreement, document or instrument delivered in connection with this Agreement.

         "MANAGEMENT FEES" means, for any period, the management fees payable by the Borrower to the Partners II during such period for management services provided to the Borrower pursuant to the Partnership Agreement, and the fee payable to the Supervising General Partners pursuant to Section 4 of Article VII of the Partnership Agreement.

         "MATERIAL ACQUISITION" means a purchase by the Borrower of all or substantially all of the assets constituting a CATV and SMATV system or all or substantially all of the assets of another Person, or the acquisition by the Borrower of another Person through merger, if, in any case, the total consideration to be paid by the Borrower in respect thereof (x) exceeds $500,000, or (y) when added together with the total consideration paid by the Borrower in respect of all other similar transactions during the term of this Agreement, exceeds $2,000,000 in the aggregate.

         "MATERIAL AGREEMENT" is defined in Section 8.1.12.

         "MATERIAL DISPOSITION" means a sale, transfer, lease or any other type of disposition by the Borrower of all or a portion of the assets constituting a Cable System or all or a portion of any other of its assets or properties (or rights with respect thereto) if the aggregate fair market value of such Cable System, assets or properties (x) exceeds $500,000 or (y) when added together with the aggregate fair market value of all other Cable Systems, assets or properties disposed of by the Borrower in similar transactions during the term of this Agreement, exceeds $2,000,000 in the aggregate.

         "NON-EXCLUDED TAXES" is defined in Section 4.6.

         "NOTE" means a promissory note of the Borrower payable to the order of any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing (i) prior to the Conversion Date, the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and (ii) on and after the Conversion Date, the principal amount of such Lender's Term Loan, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "OBLIGATIONS" means all obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement, the Notes and each other Loan Document.

         "OFFICIAL BODY" means any Federal, state or local government or political subdivision or any agency, authority, bureau, central bank commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "ORGANIC DOCUMENT" means, relative to any Person, as applicable, its certificate of incorporation and its by-laws or its certificate of partnership and partnership agreement, and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock or partnership interests, as the case may be.

         "PARTICIPANT" is defined in Section 10.11.2.

         "PARTNERSHIP AGREEMENT" means the Amended and Restated Joint Venture Agreement of the Borrower, dated as of December 2, 1991 (as the same may be amended, restated or otherwise modified from time to time).

         "PARTNERS II" means IDS/Jones Growth Partners II, L.P., a Colorado limited partnership.

         "PARTNERS II SUBORDINATION AGREEMENT" means the Subordination Agreement executed and delivered by Partners II pursuant to Section 5.1.5 hereof, substantially in the form of Exhibit F hereto (as the same may be amended, restated or otherwise modified from time to time).

         "PARTNERSHIPS' MANAGING GENERAL PARTNER" means Jones Cable Corporation, a Colorado corporation.

         "PARTNERSHIPS' MANAGING GENERAL PARTNER SUBORDINATION AGREEMENT" means the Subordination Agreement executed and delivered by the Partnerships' Managing General Partner pursuant to Section 5.1.5, substantially in the form of Exhibit F hereto (as the same may be amended, restated or otherwise modified from time to time).

         "PARTNERSHIP VENTURERS" means, collectively, 89-B and Partners II.

         "PAY TO BASIC RATIO" means, at any time, a percentage derived from a fraction, the numerator of which is the number of Pay Units at such time, and the denominator of which is the number of Basic Subscribers at such time.

         "PAY UNIT" means a cable programming service subscribed to by any subscriber of a Cable System at an additional charge in excess of the amount paid by any such subscriber for basic or expanded basic service, which subscription is not more than 60 days past due. The number of Pay Units in the case of subscribers receiving a reduced bulk pay programming service rate shall be determined by dividing (x) the aggregate dollar amount of monthly subscribers' fees paid on account of such services by (y) the standard rate for the pay programming services received.

         "PENSION PLAN" means a "PENSION PLAN", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multi-employer plan as defined in Section 4001 (a) (3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of
Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "PERCENTAGE" means, relative to any Lender, the percentage set forth opposite its signature hereto or, if applicable, set forth in such Lender's Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.1.

         "PERSON" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "PLAN" means any Pension Plan or Welfare Plan.

         "POLE AGREEMENT" means any conduit occupancy rights, pole agreement, pole rental, pole use, access or similar agreement with any telephone company, public authority, public utility or other entity pursuant to which the coaxial, fiber optic or other type of sale and local distribution units of a cable television system are extended.

         "QUARTERLY PAYMENT DATE" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

         "RELEASE" means a "RELEASE", as such term is defined in CERCLA.

         "REQUIRED LENDERS" means, at any time, Lenders holding at least 66 and 2/3% of the then aggregate outstanding principal amount of the Notes then held by the Lenders, or, if no such principal amount is then outstanding, Lenders having at least 66 and 2/3% of the Commitments.

         "RESOURCE CONSERVATION AND RECOVERY ACT" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., and the rules and regulations issued thereunder, as amended, reformed or otherwise modified from time to time.

         "REVOLVING LOAN" is defined in Section 2.1.1.

         "SECURITY AGREEMENT" means the Security Agreement executed and delivered pursuant to Section 5.1.4, substantially in the form of Exhibit E hereto (as the same may be amended, restated or otherwise modified from time to time).

         "SHAWMUT" is defined in the Preamble.

         "SMATV" means satellite master antenna television.

         "STATED MATURITY DATE" means December 31, 2003.

         "SUBORDINATION AGREEMENTS" means collectively, the Jones Intercable Subordination Agreement, the IDS Subordination Agreement, the Partners II Subordination Agreement, the 89-B Subordination Agreement, the Partnerships' Managing General Partner Subordination Agreement, IDS Cable Subordination Agreement and the IDS Cable II Subordination Agreement.

         "SUPERVISING GENERAL PARTNERS" means collectively IDS Cable and IDS Cable II.

         "SUBSIDIARY" means any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         "TAXES" is defined in Section 4.6.

         "TAX TRANSFEREE" is defined in Section 4.6.

         "TERM LOAN" is defined in Section 3.1.

         "TOTAL DEBT" means all Indebtedness of the Borrower other than Indebtedness of the type described in clauses (e) and (h) of Section 7.2.2.

         "TRADE NAME CERTIFICATE" means a certificate of assumed or trade name with respect to the Borrower filed with the Department of Revenue of the State of Colorado.

         "TYPE" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan, a CD Rate Loan or a LIBO Rate Loan.

         "UNITED STATES" or "U.S." means the United States of America, its fifty states and the District of Columbia.

         "VOTING STOCK" means stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         "WELFARE PLAN" means a "WELFARE PLAN", as such term is defined in
Section 3(1) of ERISA.

         "89-B" means IDS/Jones Growth Partners 89-B, Ltd., a Colorado Limited Partnership.

         "89-B SUBORDINATION AGREEMENT" means the Subordination Agreement executed and delivered by 89-B pursuant to Section 5.1.5, substantially in the form of Exhibit F hereto (as the same may be amended, restaged or otherwise modified from time to time).

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

         SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in
Section 6.5.

                                   ARTICLE II
                  COMMITMENTS, BORROWING PROCEDURES AND NOTES

         SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement, each Lender severally agrees to make Loans pursuant to the Commitment described in this Section 2.1.

         SECTION 2.1.1. Revolving Loan Commitment. From time to time on any Business Day occurring prior to the Commitment Termination Date, each Lender will make loans (relative to such Lender, its "REVOLVING LOANS") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Revolving Loans requested by the Borrower to be made on such day. The Commitment of each Lender described in this Section 2.1.1 is herein referred to as its "COMMITMENT." On the terms and subject to the conditions hereof, the Borrower may, from time to time, prior to the Commitment Termination Date borrow, repay and reborrow the Revolving Loans.

         SECTION 2.1.2. Lenders not Permitted or Required to Make Revolving Loans. No Lender shall be permitted or required to make any Revolving Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Revolving Loans:

                 (i)      of all the Lenders would exceed the Commitment
         Amount; or

                 (ii) of such Lender would exceed such Lender's Percentage of the Commitment Amount.

         SECTION 2.2. Reduction of Commitment Amount. The Borrower may, from time to time, on any Business Day occurring after the Effective Date, voluntarily reduce the Commitment Amount; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Agent and shall be permanent, and any partial reduction of the Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $100,000.

         SECTION 2.3. Borrowing Procedure. By delivering a Borrowing Request to the Agent on or before 12:00 noon, Hartford, Connecticut time, on a Business Day, the Borrower may from time to time irrevocably request, in the case of Fixed Rate Loans, on not less than three nor more than five Business Days' notice, or, in the case of Base Rate Loans, on not less than one nor more than five Business Days' notice, that a Borrowing be made in a minimum amount of $500,000 and an integral multiple of $100,000, or in the unused amount of the then applicable Commitment Amount. Upon receipt of a Borrowing Request, the Agent shall promptly notify the other Lenders on the same day of the Borrowing requested thereby. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 2:00 p.m., Hartford, Connecticut time, on such Business Day, each Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

         SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Agent on or before 12:00 noon, Hartford, Connecticut time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice, that all, or any portion in an aggregate minimum amount of $500,000 and an integral multiple of $100,000, of any Loans be, in the case of Base Rate Loans, converted into Fixed Rate Loans of either type or, in the case of Fixed Rate Loans of either type, be converted into a Base Rate Loan or a Fixed Rate Loan of the other type or continued as a Fixed Rate Loan of such type (in the absence of delivery of a Continuation/Conversion Notice with respect to any Fixed Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such Fixed Rate Loan shall, on such last day, automatically convert into a Base Rate Loan); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, Fixed Rate Loans when any Default has occurred and is continuing. Upon receipt of a Continuation/Conversion Notice, the Agent shall promptly notify the other Lenders on the same day of the continuation or conversion requested thereby.

         SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert Fixed Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Fixed Rate Loan; provided, however, that such Fixed Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such Fixed Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made under SectiOn 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all Fixed Rate Loans by purchasing, as the case may be, Dollar certificates of deposit in the U.S. or Dollar deposits in its LIBOR Office's interbank eurodollar market.

         SECTION 2.6. Notes. Each Lender's Loans shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original applicable Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to, the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

                                  ARTICLE III
                      CONVERSION, REPAYMENTS, PREPAYMENTS,
                               INTEREST AND FEES

         SECTION 3.1. Conversion. Repayments and Prepayments. On the Conversion Date, the aggregate outstanding principal amount of each Lender's Revolving Loans (with respect to each Lender, the "CONVERSION DATE AMOUNT") shall automatically convert into a term loan with respect to each Lender, its "TERM LOAN." Thereafter, the Borrower shall repay the outstanding principal amount of each Lender's Term Loan in successive quarterly installments on each Quarterly Payment Date beginning with March 31, 1997 and ending on the Stated Maturity Date. The amount of each installment in each calendar year shall be equal, and the aggregate principal amount of all installments made in each calendar year shall be equal to an amount that, when subtracted from the Conversion Date Amount of each Lender's Term Loan, shall result in the Conversion Date Amount at the end of such calendar year being reduced by a percentage at least equal to the percentage set forth below opposite such year:

                                                                    Percentage (%) of Conversion Date Amount
          Calendar Year                                             to be Repaid at End of Calendar Year
------------------------------------------------------------------------------------------------------------
                 1997                                                                 5.00%

                 1998                                                                10.00%

                 1999                                                                12.00%

                 2000                                                                15.00%

                 2001                                                                17.50%

                 2002                                                                22.50%

                 2003                                                                18.00%

         The remaining unpaid principal amount of all Term Loans shall be repaid by the Borrower on the Stated Maturity Date.

         Prior to the Stated Maturity Date, the Borrower

                 (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Term Loans; provided, however, that:

                          (i) any such prepayment shall be made pro rata among Loans of the same type and, if applicable, having the same Interest Period of all Lenders;

                          (ii) no such prepayment of any Fixed Rate Loan may be made on any day other than the last day of the Interest Period for such Loan;

                          (iii) all such voluntary prepayments shall require at least three but no more than five Business Days' prior notice to the Agent in the case of Fixed Rate Loans, and at least one but no more than five Business Days' prior notice to the Agent in the case of Base Rate Loans; and

                          (iv) all such voluntary partial prepayments shall be in an aggregate minimum amount of $500,000 and an integral multiple of $100,000.

                 (b) shall, on each date when any reduction in the Commitment Amount shall become effective, including pursuant to
         Section 2.2, make a mandatory prepayment of all Revolving Loans equal to the excess, if any, of the aggregate outstanding principal amount of all Revolving Loans over the Commitment Amount as so reduced; and

                 (c) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, repay all Loans, unless, pursuant to Section 8.3, only a portion of all Loans is so accelerated.

Each voluntary prepayment of Term Loans made pursuant to clause (a) shall be applied, to the extent of such prepayment, in the inverse order of the scheduled repayments of Term Loans set forth in this Section 3.1. Each prepayment of any Term Loans made pursuant to this Section shall be (i) without premium or penalty and (ii) made together with any amounts required to be paid under Section 4.4. No voluntary prepayment of principal of any Revolving Loans shall cause a reduction in the Commitment Amount.

                 SECTION 3.2. Excess Cash Flow Recapture. In addition to any and all scheduled repayments of the Term Loans as set forth in Section 3.1 above, the Borrower shall, within one hundred twenty (120) days after the end of each Fiscal Year of the Borrower, commencing with the end of the 1996 Fiscal Year, pay to the Agent an amount equal to seventy-five percent (75%) of Excess Cash Flow of the Borrower for the immediately preceding Fiscal Year. Such prepayments of Excess Cash Flow shall be applied to the payment of installments of the outstanding principal amount of each Lender's Term Loans (including, without limitation, the installment due and payable on the Stated Maturity
Date) due and payable hereunder in inverse order of maturity.

                 SECTION 3.3. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.3.

                          SECTION 3.3.1.   Rates. Pursuant to an appropriately
delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

                          (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin;

                          (b) on that portion maintained as a CD Rate Loan, during each Interest Period applicable thereto, equal to the sum of the CD Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin; and

                          (c) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest period plus the Applicable Margin.

The Applicable Margin for each type of Loan shall change automatically on the date a Compliance Certificate is delivered in accordance with Section 7.1.1 (b) and (c) indicating a change in the then existing Leverage Ratio mandating a change in such margins; provided, however, that if such Compliance Certificate is not delivered within the time required by such Section, such change in such margins shall, upon ultimate delivery of such CompLiance Certificate, be deemed nevertheless to have been effective on and as of the date on which such CompLiance Certificate was required to be delivered pursuant to such Section.

         The "CD RATE (RESERVE ADJUSTED)" means, relative to any Loan to be made, continued or maintained as, or converted into, a CD Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:


CDR (RA)                           =       CDR               + AR
                                       ----------------------
                                           (1.00  -   CDRR)
where:

          CDR (RA)                 =       CD Rate (Reserve Adjusted)
          CDR                      =       CD Rate
          CDRR                     =       CD Reserve Requirement
          AR                       =       Assessment Rate


The CD Rate (Reserve Adjusted) for any Interest Period for CD Rate Loans will be determined by the Agent on the basis of the CD Reserve Requirement and Assessment Rate in effect on, and the applicable rates furnished to and received by the Agent from Shawmut, on the first day of such Interest Period.

         "CD RATE" means, relative to any Interest Period for CD Rate Loans, the rate of Interest determined by the Agent to be the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the prevailing rates per annum bid at 10:00 a.m., New York City time (or as soon thereafter as practicable), on the first day of such Interest Period by two or more certificate of deposit dealers of recognized standing located in New York City for the purchase at face value from Shawmut of its certificates of deposit in an amount approximately equal to the CD Rate Loan being made or maintained by Shawmut to which such Interest Period applies and having a maturity approximately equal to such Interest Period.

         The "CD RESERVE REQUIREMENT" means, relative to any Interest Period for CD Rate Loans, a percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, supplemental, marginal and other reserves and taking into account any traditional adjustments or other scheduled changes in reserve requirements), specified under regulations issued from time to time by the F.R.S. Board and then applicable to the class of banks of which Shawmut is a member, on deposits of the type used as a reference in determining the CD Rate and having a maturity approximately equal to such Interest Period.

         The "ASSESSMENT RATE" means, for any Interest Period for CD Rate Loans, the net annual assessment rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) estimated by Shawmut to be the then current annual assessment payable by Shawmut to the Federal Deposit Insurance Corporation (or any successor) for insuring time deposits at offices of Shawmut in the United States.

         The "LIBO RATE (RESERVE ADJUSTED)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, it necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:



               LIBO Rate                  =               LIBO Rate
         (Reserve Adjusted)                    -------------------------------
                                               1.00 - LIBOR Reserve Percentage


The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Agent from Shawmut, two Business Days before the first day of such Interest Period.

         "LIBO RATE" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to Shawmut's LIBOR Office in the London interbank market as at or about 11:00 a.m. London time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of Shawmut's LIBO Rate Loan and for a period approximately equal to such Interest Period.

         "LIBOR RESERVE PERCENTAGE" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "EUROCURRENCY LIABILITIES", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

         All Fixed Rate Loans shall bear interest from and including the FIRST day of the applicable Interest Period to (but not including) the last day of such Interest Period by reference to the interest rate determined as applicable to such Fixed Rate Loans.

                 SECTION 3.3.2. Post Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated
Maturity Date, in connection with any mandatory reduction of the Commitment Amount or mandatory prepayment hereunder, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent not prohibited by applicable law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate plus 2.0%.

                 SECTION 3.3.3. Payment Dates. Interest accrued on each Loan shall be payable without duplication:

                          (a) on the Conversion Date with respect to Revolving Loans, and on the Stated Maturity Date with respect to Term Loans;

                          (b) on the date of any optional or required payment or prepayment, in whole or in part, of principal outstanding on such Loan;

                          (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date;

                          (d) with respect to CD Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed 90 days, on the 90th day of such Interest Period and each 90th day thereafter during such Interest Period);

                          (e) with respect to any LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed 3 months, on the last calendar day of the 3rd month of such Interest Period and the last calendar day of each subsequent 3rd month of such Interest Period thereafter);

                          (f) with respect to any Base Rate Loans converted into Fixed Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

                          (g) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3 immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, in connection with any mandatory reduction of the Commitment Amount or mandatory prepayment hereunder, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.4. Fees. The Borrower agrees to pay the fees set forth in this Section 3.4. All such fees shall be nonrefundable.

                 SECTION 3.4.1. Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the Commitment Termination Date, a commitment fee at the rate of 3/8 of 1% per annum on such Lender's Percentage of the sum of the average daily unused portion of the Commitment Amount and 1/8 of 1% on the Excess Commitment Amount until April 1, 1995, and thereafter at the rate of 3/8 of 1% on the average daily unused portion of the Commitment Amount. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on the Commitment Termination Date.

                 SECTION 3.4.2. Agent'S Fee. The Borrower agrees to timely pay to the Agent, for the Agent's own account, the fees provided for in the Fee Letter.

                                  ARTICLE IV
               CERTAIN CD RATE, LIBO RATE AND OTHER PROVISIONS

         SECTION 4.1. Fixed Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the other Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a Fixed Rate Loan of a certain type, the obligations of all Lenders to make, continue, maintain or convert into any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all Fixed Rate Loans of such type shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         SECTION 4.2. Deposits Unavailable. If the Agent shall have determined, or shall be informed by a Lender, that

                 (a) Dollar certificates of deposit or Dollar deposits, as the case may be, in the relevant amount and for the relevant Interest Period are not available to Shawmut or such Lender in its relevant market; or

                 (b) by reason of circumstances affecting such relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Fixed Rate Loans of such type,

then, upon notice from the Agent to the Borrower and the Lenders of such fact, the obligations of all Lenders under Sections 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, Fixed Rate Loans of such type shall forthwith be suspended until the Agent shall determine, or be informed, that and, in either case, shall give notice to the Borrower and the other Lenders that, the circumstances causing such suspension no longer exist.

         SECTION 4.3. Increased Fixed Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum, receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, Fixed Rate Loans. Such Lender shall, within ninety (90) days of its actual knowledge of such event, notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Fixed Rate Loan) as a result of:

                 (a) any conversion or repayment or prepayment of the principal amount of any Fixed Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

                 (b) any Loans not being made as Fixed Rate Loans in accordance with the Borrowing Request therefor; or

                 (c) any Loans not being continued as, or converted into, Fixed Rate Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall, within five (5) days after receipt of such notice, pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any reasonable method of averaging and attribution that it shall deem applicable.

         SECTION 4.6. Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority ("TAXES"), but excluding (i) Taxes imposed on any Lender's net income (including, without limitation, any Taxes imposed on branch profits) and franchise Taxes imposed on any Lender by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof or by the jurisdiction of such Lender's lending office, (ii) any Taxes that are in effect and that would apply to a payment to such Lender as of the Effective Date,
(iii) if any Person acquires any interest in this Agreement or any Note pursuant to the provisions hereof, including without limitation a participation (whether or not by operation of law), or a foreign Lender changes the office in which its Loan is made, accounted for or booked (any such Person or such foreign Lender in that event being referred to as a "TAX TRANSFEREE"), any Taxes to the extent that they are in effect and would apply to a payment to such Tax Transferee as of the date of the acquisition of such interest or change in office, as the case may be, and (iv) Taxes which are otherwise included in any amounts otherwise payable by the

Borrower pursuant to any other provision of this Agreement (all such non-excluded Taxes being hereinafter referred to as "NON-EXCLUDED TAXES"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Non-Excluded Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

                 (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                 (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

                 (c) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

         Moreover, if any Non-Excluded Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may, but is not obligated to, pay such Non-Excluded Taxes and the Borrower will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such Non-Excluded Taxes (including any Non-Excluded Taxes on such additional amount) shall equal the amount such Person would have received had not such Non-Excluded Taxes been asserted. Within 30 days after the date that any Lender or any Tax Transferee receives a refund of any Non-Excluded Taxes for which it has been paid by the Borrower pursuant to the indemnification provisions of this Section, such Lender or Tax Transferee, as the case may be, shall pay to the Borrower such refund of Non-Excluded Taxes along with any interest received with respect thereto.

         If the Borrower fails to pay any Non-Excluded Taxes, when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Non-Excluded Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a disbursement hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a Borrowing by the Borrower.

         Upon the request of the Borrower and/or the Agent, each Lender that is organized under the laws of a jurisdiction other than the United states shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower and/or the Agent on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Non-Excluded Taxes.

         SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 12:00 noon, Hartford, Connecticut time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender (provided, that, any such funds remitted after one Business Day after the date received shall be remitted with interest accrued thereon at the Federal Funds Rate). All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (other then when such interest is calculated with respect to the Federal Funds
Rate), 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clauses (c) or (d) of the definition of the term "INTEREST PERIOD") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 and 4.6) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, of that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

                 (a) the amount of such selling Lender's required repayment to the purchasing Lender; to

                 (b)       total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 4.9. Setoff. Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 8.1.8 or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Leader a continuing security interest in, any and all balances, credits, deposits accounts or moneys of the Borrower then or thereafter maintained with or otherwise held by such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section
4.8. Each Lender agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

                                   ARTICLE V

                            CONDITIONS TO BORROWING

         SECTION 5.1. Initial Borrowing. The obligations of the Lenders to fund the initial Borrowing shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

         SECTION 5.1.1. Partnerships' Managing General Partner and Partnership Venturers' Certificates. The Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Partnerships' Managing General Partner, dated the date of the initial Borrowing, as to:

                 (a) the Borrower's Organic Documents, in each case, as in effect on the date of the initial Borrowing, copies of which shall be attached thereto, together with (x) a certificate of good standing for the Borrower issued by the jurisdiction in which it is organized, and dated as of a date reasonably close to the date of the initial Borrowing, and (y) the most recently filed Trade Name Certificate;

                 (b) each Partnership Venturer's and the Partnerships' Managing General Partner's Organic Documents, in each case, as in effect on the date of the initial Borrowing, copies of which shall be attached thereto, together with a certificate of legal existence for each Partnership Venturer and a certificate of good standing for the Partnerships' Managing General Partner issued by the jurisdiction in which each is organized, and each dated as of a date reasonably close to the date of the initial Borrowing;

                 (c) all action necessary for the execution, delivery and performance of this Agreement, the Note, and each other Loan Document by each Partnership Venturer, as the general partners of the Borrower, and by the Partnerships' Managing General Partner, respectively, together with copies of all resolutions to such effect attached thereto; and

                 (d) the incumbency and signatures of those partners of each Partnership Venturer and those officers of the Partnerships' Managing General Partner authorized to act on behalf of and bind such Partnership Venturers and the Partnerships' Managing General Partner, in their capacities as general partners of the Borrower and as the managing general partner of the Partnership Venturers, respectively, with respect to this Agreement, the Note and each other Loan Document to which they are parties.

which certificate each Lender may conclusively rely upon until it shall have received a further certificate from the General Partners canceling or amending such prior certificates.

                 SECTION 5.1.2. Corporate Venturers' Certificates. The Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Corporate Venturer, dated the date of the initial Borrowing, as to:

                 (a) such Corporate Venturer's Organic Documents, in each case, as in effect on the date of the initial Borrowing, copies of which shall be attached thereto, together with a certificate of good standing for such Corporate Venturer issued by the jurisdiction in which each is organized, and each dated as of a date reasonably close to the date of the initial Borrowing;

                 (b) all action necessary for the execution, delivery and performance of this Agreement, the Note, and each other Loan Document by such Corporate Venturer, as a general partner of the Borrower, together with copies of all resolutions to such effect attached thereto; and

                 (c) the incumbency and signatures of those officers of such Corporate Venturer authorized to act on behalf of and bind such Corporate Venturer, in its capacity as a general partner of the Borrower, with respect to this Agreement, the Note and each other Loan Document to which it is a party.

which certificate each Lender may conclusively rely upon until it shall have received a further certificate from the General Partners canceling or amending such prior certificates.

                 SECTION 5.1.3. Delivery of Notes. The Agent shall have received each Lender's Note, in each case, duly executed and delivered by the Borrower.

                 SECTION 5.1.4. Payment of Outstanding Indebtedness, etc. All Indebtedness identified in Item 7.2.2(b) ("INDEBTEDNESS TO BE PAID") of the Disclosure Schedule, together with all interest, prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full (including, to the extent necessary, from proceeds of the initial Borrowing); all Liens securing payment of any such Indebtedness shall have been released; and the Agent shall have received all Uniform Commercial Code Form UCC-3 termination Statements or other instruments as may be necessary or appropriate to release such Liens (including the Lien held by Scotiabank in its capacity as Agent under the Existing Credit Agreement), in each case, duly executed and completed by the holders of such Liens and in a form suitable for filing.

                 SECTION 5.1.5. Security Agreement. The Agent shall have received executed counterparts of the Security Agreement, dated as of the date hereof, duly executed by the Borrower, together with

                 (a) acknowledgment copies of properly filed Uniform Commercial Code financing statements (Form UCC-I), or such other evidence of filing as may be acceptable to the Agent, naming the Borrower as the debtor and the Agent as the secured party, as agent and for the benefit of the Lenders, or other similar instruments or documents, as may be necessary or, in the opinion of the Agent, desirable to perfect the security interest of the Agent pursuant to the Security Agreement.

                 (b) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described the Security Agreement previously granted by any Person (other than with respect to collateral subject to Capitalized Leases and purchase money Liens permitted hereunder) together with such other Uniform Commercial Code Form UCC-3 termination statements as the Agent may reasonably request; and

                 (c) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agent, dated a date reasonably near to the date of the initial Borrowing, listing all effective financing statements which name the Borrower (under its present name and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (a) above, together with copies of such financing statements (none of which (other than those described in clause (a)) if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements described in clause (a)) shall cover any collateral described in the Security Agreement or with respect to assets subject to Capitalized Leases or purchase money Liens, in each ease as permitted hereunder).

                 SECTION 5.1.6. Subordination Agreements. The Agent shall have received duly executed counterparts of the Subordination Agreements, dated as of the date hereof.

                 SECTION 5.1.7. Opinions of Counsel. The Agent shall have received opinions, dated the date of the initial Borrowing and addressed to the Agent and all Lenders, from:

                 (a) Elizabeth M. Steele, general counsel to Jones Intercable, substantially in the form of Exhibit G hereto; and

                 (b) McDermott, Will & Emery, local counsel to the Borrower in the State of Illinois, substantially in the form of Exhibit H hereto; and

                 (c) Dow, Lohnes & Albertson, FCC counsel to the Borrower, substantially in the form of Exhibit I hereto.

                 SECTION 5.1.8. Closing Date Certificate. The Agent shall have received a Closing Date Certificate, dated the date of the initial borrowing, and duly executed and completed by the Borrower.

                 SECTION 5.1.9. Payoff Letter; Disbursement Instructions. (a) The Agent shall have received a payoff letter from Scotiabank, indicating the amount of the loan obligations of the Borrower to Scotiabank to be discharged on the Closing Date and an acknowledgment by Scotiabank that upon receipt of such funds it will forthwith execute and deliver to the Agent for filing all termination statements and take such other actions as may be necessary to discharge all mortgages, deeds of trust and security interests granted by the Borrower or any of its Subsidiaries in favor of Scotiabank.

                 (b) The Agent shall have received disbursement instructions from the Borrower, indicating that a portion of the proceeds of the Loans, in an amount equal to the aggregate loan obligations of the Borrower to IDS, are paid to IDS.

                 (c) The Agent shall have received disbursement instructions from the Borrower, indicating that a portion of the proceeds of the Loans, in an amount equal to the aggregate loan obligations of the Borrower to Jones Intercable, are paid to Jones Intercable.

                 SECTION 5.1.10. Closing Fees. Expenses.

                 (a) The Borrower, shall have paid to the Agent, for the account of each Lender, all of the fees then due and owing under the Fee Letter;

                 (b) The Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.4 and 10.3, if then invoiced.

                 SECTION 5.1.11. Compliance Certificate. The Agent shall have received a Compliance Certificate, duly executed and completed by the Borrower, with any calculations with respect to debt being made as of the Effective Date and any calculations with respect to cash flow being made as of the end of the immediately preceding Fiscal Quarter.

         SECTION 5.2. All Borrowings. The obligation of each Lender to fund any Loan on the occasion of any Borrowing (including the initial Borrowing) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

                 SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Borrowing (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

                 (a)      the representations and warranties set forth in
         Article VI shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

                 (b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to Section 6.7;

                          (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower, any of its Subsidiaries or any General Partner which if adversely determined is reasonably likely to materially adversely affect the Borrower's consolidated business, operations, assets, revenue, properties or prospects (with respect to the Borrower's ability to pay or repay the

                 Obligations) or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document; and

                          (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which if adversely determined is reasonably likely to materially adversely affect the Borrower's consolidated business, operations, assets, revenues, properties or prospects (with respect to the Borrower's ability to pay or repay the Obligations); and

                 (c) no Default shall have then occurred and be continuing, and neither the Borrower, nor any of its Subsidiaries are in material violation of any law or governmental regulation or court order or decree.

                 SECTION 5.2.2. Borrowing Request. The Agent shall have received a Borrowing Request for such Borrowing. Each of the delivery of a Borrowing Request and the acceptance by the Borrower or the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

                 SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries shall be satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans hereunder, each of the Borrower and each General Partner represents and warrants to the Agent and each Lender as set forth in this Article VI.

         SECTION 6.1. Organization. etc. (a) The Borrower is a general partnership duly organized and validly existing under the laws of the State of Colorado and is duly qualified to do business in the States of Colorado and Illinois, the only other jurisdiction(s) in which the conduct or contemplated conduct of its business or the ownership or lease of its assets requires such qualification (except where the failure to do so would not have a material adverse effect on the business, operations or financial condition of the Borrower). A Trade Name Certificate is on file in the office of the Colorado Department of Revenue, and no other filing, recording, publishing or other act with an Official body is necessary or appropriate in connection with the existence or the business of the Borrower.

                 (b) Each Subsidiary of the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation, and is duly qualified to do business in each jurisdiction in which the conduct of its business or the ownership or lease of its assets would require such qualification.

                 (c) Each Corporate Venturer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Each Partnership Venturer is a limited partnership duly organized, validly existing and in good standing under the laws of its state of organization. Each General Partner is duly qualified and in good standing in all jurisdictions in which the conduct of its business or the ownership or lease of its assets requires such qualification (except where the failure to do so would not have a material adverse effect on the business, operations or financial condition of the Borrower).

                 (d) The Borrower and each General Partner, and each of the Borrower's Subsidiaries, has full partnership or corporate power and authority, respectively, and holds all requisite governmental licenses, permits and other approvals to enter into and perform its respective Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and holds all requisite material governmental licenses, permits and other approvals to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

                 (e) The General Partners are the sole general partners of the Borrower and own 100% of the outstanding general partnership interests in the Borrower, free and clear of all Liens or other encumbrances other than those interests which represent the rights of Jones Intercable and the Partnerships' Managing General Partner to receive certain distributions from the Borrower and which are pledged to NationsBank of Texas, N.A. ("NATIONSBANK"), as Collateral Agent for certain secured parties, pursuant to those certain Security Agreements, each dated as of December 8, 1992, between (a) Jones Intercable and NationsBank, as Collateral Agent and (b) the Partnerships' Managing General Partner and NationsBank, as Collateral Agent.

                 (f) Partners II is the managing general partner of the Borrower and the Partnerships' Managing General Partner is the managing general partner of Partners II.

         SECTION 6.2. Due Authorization, Non-contravention, etc. The execution, delivery and performance by and on behalf of the Borrower of this Agreement, the Notes and each other Loan Document are within the Borrower's and each General Partner's powers, have been duly authorized by all necessary action, and do not

                          (i) contravene the Borrower's, any General Partner's or the Partnerships' Managing General Partner's Organic Documents;

                          (ii) contravene (x) any law or governmental regulation or court decree or order binding on or affecting the Borrower, any General Partner or the Partnerships' Managing General Partner or (y) any contractual restriction binding on or affecting any General Partner, the Partnerships' Managing General Partner or the Borrower which contravention is reasonably likely to have a material adverse effect on the Borrower's consolidated business, operations, assets, revenues, properties or prospects (with respect to the Borrower's ability to pay or repay the Obligations); or

                          (iii) result in, or require the creation or imposition of, any Lien on any of the Borrower's, any General Partner's or the Partnerships' Managing General Partner's properties (other than the Lien of the Security Agreement).

         SECTION 6.3. Government Approval, Regulation, etc.. Other than as set forth in Item 6.3 of the Disclosure Schedule or those which have been obtained and are in full force and effect, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by any General Partner or the Partnerships' Managing General
Partner of its respective Subordination Agreement or by the Borrower of this Agreement, the Notes or any other Loan Document. Neither the Borrower nor any of its Subsidiaries is an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended, or a "HOLDING COMPANY", or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY"', or an "AFFILIATE" of a "HOLDING COMPANY" or of a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY", within the meaning of the Public Utility Holding Company Act Of 1935, as amended.

         SECTION 6.4. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms. The Partnership Agreement and each of the Subordination Agreements constitutes the legal, valid and binding obligation of each General Partner which is a party thereto, enforceable in accordance with its terms.

         SECTION 6.5. Financial Information. The balance sheet of the Borrower as at June 30, 1994, and the related statements of operations, cash flow and partners' capital, copies of which have been furnished to the Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the financial condition of the Borrower as at the dates thereof and the results of its operations for the periods then ended.

         SECTION 6.6. No Material Adverse Changes. Since the date of the financial statements described in Section 6.5, there has been no material adverse change in the Borrower's business, assets, properties, revenue, financial condition, operations or prospects (with respect to the Borrower's ability to pay or repay the Obligations).

         SECTION 6.7. Litigation, Labor Controversies, etc. Except as disclosed in Item 6.7 ("LITIGATION") of the Disclosure Schedule, there is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower, any of its Subsidiaries, or any General Partner, which if adversely determined is reasonably likely to materially adversely affect the business, assets, properties, revenue, financial condition, operations or prospects (with respect to the Borrower's ability to pay or repay the Obligations) of the Borrower, or any Subsidiary, or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document.

         SECTION 6.8. Subsidiaries. The Borrower has no Subsidiaries except those Subsidiaries, if any, which the Agent and the Required Lenders have permitted the Borrower to acquire after the Effective Date.

         SECTION 6.9. Ownership of Properties. The Borrower and each of its Subsidiaries owns good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to
Section 7.2.3.

         SECTION 6.10. Taxes. Each of the Borrower and its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 6.11. Pension and Welfare Plans. Neither the Borrower, nor any Subsidiary of the Borrower, nor any member of a Controlled Group has established or maintained, has ever made or been obligated to make contributions to, or is obligated to make contributions to, any Plan or multiemployer Plan.

         SECTION 6.12. Environmental Warranties. To the best of the Borrower's knowledge, all facilities and property (including underlying groundwater) owned or leased by the Borrower and its Subsidiaries, have been, and continue to be, owned or leased by the Borrower and its Subsidiaries, in material compliance with all Environmental Laws.

         SECTION 6.13. Regulations G. U and X. The Borrower is not engaged in the business or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulations G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 6.14.    Accuracy of Information.

                 (a) All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower, any General Partner or the Partnerships' Managing General Partner in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower, any General Partner or the Partnerships' Managing General Partner in writing to the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to slate any material fact necessary to make such information not misleading.

                 (b) All of the information set forth in the Disclosure Schedule and the Cable Schedule is true and accurate in every material respect as of the Effective Date.

         SECTION 6.15. Cable Authorizations. The Cable Schedule accurately and completely lists all CATV and SMATV systems currently owned by the Borrower, and all Franchises issued or granted to the Borrower (such Franchises, together with all renewals and extensions thereof, are referred to collectively as the "CABLE FRANCHISES"). The Cable

Franchises constitute the only material Franchises required or advisable in connection with the conduct by the Borrower of its business as presently conducted. All of the Cable Franchises are duly issued in the name of the Borrower (or are issued in some other name but have been duly and validly assigned to the Borrower), the Borrower has full power and authority to operate thereunder, and each such Cable Franchise will expire on the date set forth for such Cable Franchise in the Cable Schedule. All assets of the Cable Systems and all Cable Franchises, contracts, agreements and other things necessary or advisable in connection with the present or proposed operation of the Cable Systems shall at all times be owned (or leased on terms and conditions permitted hereunder) and held by the Borrower. The Cable Schedule accurately and completely lists all agreements, if any, which are presently in effect with public utilities for the use of public utility facilities in connection with the Cable Systems. The Borrower has the right and authority (contractual, by law or otherwise) to provide pay television and related services to subscribers. The Cable Schedule accurately and completely lists (i) all deeds, leases, leaseholds and other interests in real property held by the Borrower, together with accurate legal descriptions of all such real property owned or leased by the Borrower, and (ii) all Pole Agreements and wire line crossing agreements to which the Borrower is a party. Other than the Cable Franchises, no Franchise has been granted with respect to the territory covered by the Cable Franchises, nor, to the best of the Borrower's knowledge, is any application for any such Franchise pending. As of the date of this Agreement, there is no overbuilding of any territory covered by the Cable Systems.

         SECTION 6.16. FCC Registration and Regulatory Compliance. With respect to each of the Cable Systems, there is a registration statement on file with the FCC which fully complies with all applicable requirements of 47 C.F.R.
Part 76, Subpart B. The Borrower is the holder of each of the FCC Licenses listed on the Cable Schedule, each of which has the effective and expiration dates noted on the Cable Schedule, and is, to the best of the Borrower's knowledge, lawfully issued (and continues to exist) pursuant to the rules and regulations of the FCC. The Borrower is presently in compliance in all material respects with all terms and conditions of all FCC Licenses covering the Cable Systems, all Federal, state and local laws, all rules, regulations and administrative orders of the FCC (other than with respect to compliance with regulations promulgated by the FCC regarding rates and codified at 47 C.F.R. Sections 76.922-76.924, with which, to the Borrower's knowledge, it is in compliance in all material respects) and all state and local commissions or authorities which are applicable to the Borrower or the operation of the Cable Systems (including, without limitation, those regarding signal leakage), and the foregoing permit any contemplated and continued operation of the Cable Systems without the obtaining of any further approvals, covenants, modifications or the taking of any other action of any kind or nature whatsoever. The Borrower has received no notice that any fact or any past, present or threatened occurrence would preclude or impair its ability to obtain any FCC License or other Franchise necessary for the operation or proposed expansion of the Cable Systems.

         SECTION 6.17. Franchises. Copyrights and Licenses. The Borrower possesses, or has the right to use, all FCC Licenses and all other Franchises, all copyrights, all licenses (including all cable television or broadcast licenses), all rights under agreements with public utilities and microwave transmission companies, Pole Agreements, and all utility easements and other rights, the absence of which is reasonably likely to have a material adverse effect on the business, properties, operations or conditions, financial or otherwise, or prospects (with respect to the Borrower's ability to pay or repay the Obligations) of the Borrower, each of which is in full force and effect and with which the Borrower is in compliance in all material respects, with no known conflict with the rights of others which could affect or impair in any material manner the businesses, properties, operations or condition, financial or otherwise, or prospects (with respect to the Borrower's ability to pay or repay the Obligations) of the Borrower. Each of the General Partners or any other Affiliate of the Borrower providing services to the Borrower, has obtained all licenses, permits, authorizations and Franchises necessary for the ownership of its properties used in providing services to the Cable Systems, the conduct of its businesses in connection with the Cable Systems and any proposed expansions of the Cable Systems, in all instances in which the failure to have obtained such licenses, permits, authorizations and Franchises could have a material adverse impact on the businesses, properties, operations or condition, financial or otherwise, of the Borrower. To the best of the Borrower's knowledge, no event has occurred which permits, or after the giving of notice or the lapse of time, or both, would permit, the revocation or termination of any Cable Franchise, or any copyright, license, permit, authorization or other right of the FCC so as to adversely affect in any material manner the businesses, properties, operations or condition, financial or otherwise, or prospects (with respect to the Borrower's ability to pay or repay the Obligations) of the Borrower.

         SECTION 6.18. Communications Act Filings. The Borrower has duly and timely filed all cable television registration statements and other filings which are required to be filed under the Communications Act, and has complied in all other material respects with the Communications Act (other than with respect to compliance with regulations promulgated by the FCC regarding rates and codified at 47 C.F.R. Sections 76.922-76.924, with which, to the best of Borrower's knowledge, it is in compliance in all material respects), including, without limitation, the rules and regulations of the FCC relating to the carriage of television signals. The Borrower has recorded or deposited with and paid to the United States Copyright Office, the Register of Copyrights and the Copyright Royalty Tribunal, all notices, statements of account, royalty fees and other documents, instruments and amounts required under the Copyright Act, and is not liable to any person for copyright infringement under the Copyright Act.

         SECTION 6.19. Partnership Agreement. The Partnership Agreement is in full force and effect and no default or event which, with the passage of time or notice or both, would constitute a default has occurred and is continuing thereunder.

         SECTION 6.20. No Event of Default. No Default or Event of Default has occurred and is continuing.

         SECTION 6.21. Absence of Financing StatementS, Etc.. Except with respect to Liens permitted hereunder, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

         SECTION 6.22. Management Fees, Allocated Expenses and General Partner Advances. Except as set forth in Item 6.22 of the Disclosure Schedule, there are no Management Fees, Allocated Overhead and/or General Partner Advances outstanding as of September 30, 1994.

                                  ARTICLE VII
                                   COVENANTS

         SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.

                 SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

                 (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of operations or income (as appropriate), partners' equity or stockholder's equity (as appropriate), and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the president, chief financial Authorized Officer or Treasurer of the Partnerships' Managing General Partner;

                 (b) as soon as available and in any event within 105 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of operations or income (as appropriate), partners' equity, or stockholders' equity (as appropriate), and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) by an independent public accounting firm acceptable to the Agent and the Required Lenders and accompanied by a Compliance Certificate, executed by the Partnerships' Managing General Partner, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the financial covenants set forth in Section 7.2.4 and the resulting Applicable Margin;

                 (c) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a Compliance Certificate executed by the Partnerships' Managing General Partner, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the financial covenants set forth in
         Section 7.2.4 and the resulting Applicable Margin;

                 (d) prior to the payment of any General Partner Advances, a Compliance Certificate, executed by the Partnerships' Managing General Partner, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance, both before the payment of such General Partner Advance and after giving effect thereto, with the financial covenants set forth in Section 7.2.4 and the resulting Applicable Margin;

                 (e) as soon as possible and in any event within three days after the occurrence of each Default, a statement of the Partnerships' Managing General Partner, setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto:

                 (f) as soon as possible and in any event within three days after (x) becoming aware of the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 or (y) becoming aware of the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 6.7, notice thereof and copies of all documentation relating thereto;

                 (g) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to the General Partners; and all quarterly reports on Form 10-Q and annual reports on Form 10-K which either Partnership Venturer or Jones Intercable files with the Securities Exchange Commission or any national securities exchange;

                 (h) as soon as practicable, and in any event within 60 days after the end of each Fiscal Quarter, a subscriber report setting forth for each Cable System as of the end of such Fiscal Quarter (i) the number of Basic Subscribers and Pay Units as of the end of such Fiscal Quarter, (ii) the Basic Subscriber Rate charged to subscribers during such Fiscal Quarter, (iii) the number of Homes Passed, the Basic Penetration Rate and Pay to Basic Ratio as of the end of such Fiscal Quarter, (iv) upon request of the Agent or any Lender, the number of subscribers initiating and terminating Cable Systems service during such Fiscal Quarter and (v) upon request by the Agent or any Lender, an aging of the Borrower's accounts receivable as of the end of such Fiscal Quarter, which report shall also include a description of any Cable Systems sold during such Fiscal Quarter and the consideration received therefor;

                 (i) promptly after the occurrence of (i) any lapse or other termination of any Franchise issued to the Borrower or any of its Subsidiaries, which lapse or termination may have a material adverse effect on the business, operations, financial condition or prospects (with respect to the Borrower's ability to pay or repay the Obligations) of the Borrower or any of its Subsidiaries, (ii) any refusal by any Official Body to renew or extend any such Franchise, or
         (iii) any dispute between the Borrower or any of its Subsidiaries and any Official Body which, if adversely determined, is reasonably likely to have a material adverse effect on the business, operations, financial condition or prospects (with respect to the Borrower's ability to pay or repay the Obligations) of the Borrower or any of its Subsidiaries, notice thereof;

                 (j) promptly upon their becoming available to the Borrower, copies of (i) any periodic or special report filed by the Borrower or any of its Subsidiaries with the FCC or with any other Official Body regulating the Cable Systems if (A) such report indicates any material adverse changes in the business, operations, financial condition or prospects (with respect to the Borrower's ability to pay or repay the Obligations) of the Borrower or any of its Subsidiaries, or (B) a copy thereof is requested by any Lender, and
         (ii) any material notice or other material communication from the FCC or from any other Official Body regulating cable systems which specifically relates to the operation of the Cable Systems; and

                 (k) such other information respecting the condition or operations, financial or otherwise, of the Borrower, any of its Subsidiaries, any General Partner or the

         Partnerships' Managing General Partner, as any Lender through the Agent may from time to time reasonably request.

                 SECTION 7.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

                 (a) the maintenance and preservation of its existence and qualification as a foreign corporation or foreign general partnership, as the case may be;

                 (b) the maintenance in full force and effect of all material Cable Franchises, consents, approvals, exemptions and other actions by, and all registrations, qualifications, designations and declarations and other filings with, each Official Body necessary or advisable in connection with the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents and the ownership and operation of the Cable Systems; and

                 (c) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

                 SECTION 7.1.3.   Maintenance of Properties. The Borrower
will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition (ordinary wear and tear excepted), and to make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

                 SECTION 7.1.4. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of partnerships or other entities engaged in similar businesses and will, upon request of the Agent, furnish to each Lender at reasonable intervals (and at least annually) a certificate of insurance with respect to all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

                 SECTION 7.1.5. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Agent and each Lender or any of their respective representatives, at reasonable times and intervals and upon reasonable notice, to visit all of its offices, to discuss its financial matters with its officers and independent public accountants (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with each Lender or its representatives with or without a representative of the Borrower being present so long as the Borrower has been given a reasonable opportunity to have a representative present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of such independent public accountants incurred in connection with the Agent's or, during any period that a Default has occurred and is continuing, any Lender's exercise of its rights pursuant to this Section.

                 SECTION 7.1.6. Environmental Covenants. The Borrower will, and will cause each of its Subsidiaries to,

                 (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

                 (b) immediately notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall timely defend any actions and proceedings relating to compliance with Environmental Laws; and

                 (c) provide such information and certifications the Agent may reasonably request from time to time to evidence compliance with this Section 7.1.6.

                 SECTION 7.1.7. Copyright Act Filings. The Borrower will timely from time to time in accordance with applicable law record or deposit with and pay to the United States Copyright Office, the Register of Copyrights and/or the Copyright Royalty Tribunal all notices, statements of account, royalty fees and other documents, instruments and amounts required under the Copyright Act of the United States.

                 SECTION 7.1.8. Use of Proceeds. The Borrower shall use the proceeds of the initial Borrowing first to repay, in full, all amounts outstanding under the Existing Credit Agreement, and, second, for such general corporate purposes as the Borrower may determine appropriate (including payments of General Partner Advances permitted under Section 7.2.8). Thereafter, the Borrower shall use the proceeds of all additional Borrowings, if any, for such general corporate purposes as the Borrower may determine appropriate. No proceeds of any Borrowing will be used to purchase or carry any "MARGIN STOCK", as defined in F.R.S. Board Regulation U.

                 SECTION 7.1.9. Hedging Obligations. Within ninety (90) days after the Effective Date, the Borrower shall enter into and maintain agreements evidencing Hedging Obligations in form and substance satisfactory to the Agent, to insure that the maximum annual interest rate applicable to fifty percent (50%) of the outstanding principal amount of the Loans shall not exceed a rate satisfactory to the Agent.

         SECTION 7.2. Negative Covenants. The Borrower agrees with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will comply with the obligations set forth in this Section 7.2.

                 SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity, except for the ownership and operation of the Cable Systems and such activities as may be incidental or related thereto.

                 SECTION 7.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                 (a)      Indebtedness in respect of the Loans and other
         Obligations;

                 (b) until the date of the initial Borrowing, the Indebtedness identified in Item 7.2.2(b) ("INDEBTEDNESS TO BE PAID") of the Disclosure Schedule;

                 (c) Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(c) ("ONGOING INDEBTEDNESS") of the Disclosure Schedule;

                 (d) Indebtedness incurred by the Borrower or any of its Subsidiaries to a vendor of any assets to finance its acquisition of such assets which, when added to the aggregate principal amount of Indebtedness permitted pursuant to clause (f) of this Section 7.2.2, does not exceed $2,000,000;

                 (e) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding any Indebtedness incurred through the borrowing of money or in the form of Contingent Liabilities);

                 (f) Indebtedness in respect of Capitalized Lease Liabilities which, when added to the aggregate principal amount of Indebtedness permitted pursuant to clause (d) of this Section 7.2.2, does not exceed $2,000,000;

                 (g) Indebtedness of the Borrower in respect of Hedging Obligations arising under agreements entered into with the Agent or any other Lender; and

                 (h) Indebtedness in the form of General Partner Advances which are at all times subordinate to the Loans and all other amounts due to the Lenders hereunder pursuant to the terms of the Subordination Agreements;

provided, however, no Indebtedness otherwise permitted by clause (d), (e), (f) or (g) shall be incurred if, before or after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

                 SECTION 7.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                 (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

                 (b) Until the date of the initial Borrowing, Liens securing payment of the Indebtedness of the type permitted and described in clause (b) of Section 7.2.2;

                 (c) Liens described in Item 7.2.3(c) of the Disclosure Schedule which were granted prior to the Effective Date to secure payment of the Indebtedness of the type permitted and described in clause (c) of Section 7.2.2;

                 (d) Liens granted to secure payment of the Indebtedness of the type permitted and described in clause (d) of Section 7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

                 (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                 (f) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                 (g) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; and

                 (h) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies.

                 SECTION 7.2.4. Financial Condition. The Borrower will not permit:

                 (a) Its Leverage Ratio at any time during the periods set forth below to be greater than the ratio set forth opposite such periods:

                 Period                                                      Maximum Leverage Ratio
                 ------                                                      ----------------------
         Effective Date - 6/30/95                                                    6.00:1

         7/1/95 - 12/31/95                                                           5.75:1

         1/1/96-12/31/96                                                             5.50:1

         1/1/97 - 12/31/97                                                           4.75:1

         1/1/98-12/31/98                                                             4.00:1

         1/1/99 and thereafter                                                       3.75:1


                 (b) Its Interest Coverage Ratio at any time to be less than 2.50: 1.

                 (c) Its Debt Service Ratio at any time to be less than 1.50: 1.

                 (d) Its Fixed Charge Coverage Ratio at any time after December 31, 1996 to be less than 1.05 to 1.0.

                 SECTION 7.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except (without duplication):

                 (a) the Investments existing on the Effective Date and described in Item 7.2.5(a) ("ONGOING INVESTMENTS") of the Disclosure Schedule;

                 (b) Investments permitted as Capital Expenditures pursuant to Section 7.2.7; and

                 (c)      Cash Equivalent Investments.

provided, however, that any Investment which when made complies with the requirements of the definition of the term "CASH EQUIVALENT INVESTMENT" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements.

                 SECTION 7.2.6. Restricted Payments. etc. On and at all times after the Effective Date:

                 (a) the Borrower will not, and will not permit any of its Subsidiaries to, declare, pay or make any dividend or distribution (in cash, property or obligations) with respect to any partnership interest of the Borrower or stock of the Subsidiaries or on account of the purchase, redemption, retirement or acquisition of any partnership interest of the Borrower or stock of the Subsidiaries; and

                 (b) the Borrower will not, and will not permit any of its Subsidiaries to, make any deposit for any of the foregoing purposes.

                 SECTION 7.2.7. Management Fees, Allocated Overhead and General Partner Advances. The Borrower will not, and will not permit any of its Subsidiaries to, pay any amounts with respect to (a) prior to the Conversion Date, Management Fees, Allocated Expenses or General Partner Advances if either before or after giving effect to such payments, a Default shall have occurred and be continuing, or if such payments violate the terms of any Subordination Agreement, and (b) during the period beginning on the Conversion Date and continuing until all of the Obligations are paid in full, Management Fees, Allocated Overhead or General Partner Advances; provided, that, notwithstanding the foregoing, from and after the Conversion Date, the Borrower may repay General Partner Advances of the type described in clause (iii) of the definition of General Partner Advances, together with interest thereon, so long as either before or after giving effect to any such payments, no Default shall have occurred and be continuing, and so long as such payment does not violate the terms of any Subordination Agreement. All such amounts may be accrued and paid by the Borrower to the Person to which they are owed upon the payment in full by the Borrower of all of the Obligations.

                 SECTION 7.2.8. Consolidation, Merger. etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

                 (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary; and

                 (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger, provided that such purchase or acquisition (i) is not a Material Acquisition, and (ii) involves a Person or assets of a Person engaged in the CATV or SMATV business.

                 SECTION 7.2.9. Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any portion of its assets (including accounts receivable and capital stock of any Subsidiaries) to any Person, unless the resulting transaction is not a Material Disposition. Furthermore, the Borrower may not engage in any transaction permitted pursuant to this section if, after giving effect thereto, the number of Basic Subscribers would decrease by 35% or more from the number of Basic Subscribers immediately prior to such transaction.

                 SECTION 7.2.10. Modification of Certain Agreements. The Borrower will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, its Partnership Agreement or any Subordination Agreement.

                 SECTION 7.2.11. Transactions with Affiliates. Except for Management Fees, Allocated Overhead and General Partner Advances, payable in accordance with Section 7.2.8 and the terms of the Subordination Agreements, the Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its Affiliates other than those permitted by Section 2.2(n) of the Limited Partnership Agreements of the Partnership Venturers (and incorporated by reference in Section 2 of Article XII of the Partnership Agreement, and any such arrangement or contract which is fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

                 SECTION 7.2.12. Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted by clause (d) of Section
7.2.2 as to the assets financed with the proceeds of such Indebtedness) prohibiting:

                 (a) the creation or assumption of any Lien upon properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower to amend or otherwise modify this Agreement or any other Loan Document; or

                 (b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

                 SECTION 7.2.13. No Creation of Pension Plans. The Borrower will not, and will not permit any of its Subsidiaries to, establish or maintain or become obligated to make contributions to any Plan or multiemployer Plan.

                 SECTION 7.2.14. Acquisition of Real Property Interests. At any time on or after the Effective Date, the Borrower will not, and will not permit its Subsidiaries to, acquire (i) any fee or leasehold interest in real property with a fair market value in excess of $2,000,000, or (ii) any fee or leasehold interest in real property if the fair market value of such interest when added together with the fair market value of all other such interests, would exceed $2,000,000; unless prior to or contemporaneous with such acquisition, the Borrower, at is own cost and expense, takes all steps necessary to grant the Agent, for the benefit of the Lenders, a first priority mortgage Lien thereon and, in the case of real property, the Borrower also obtains title insurance coverage in an amount, containing such terms and exceptions and issued by an insurance company, acceptable to the Agent in the Agent's reasonable discretion, with respect to such property and such legal opinions with respect thereto as the Agent may reasonably request.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

         SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "EVENT OF DEFAULT".

                 SECTION 8.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of any principal of any Loan, or the Borrower shall default (and such default shall continue unremedied for a period of three Business Days or more) in the payment when due of any interest on any Loan, or the Borrower shall default (and such default shall continue unremedied for a period of five days or more) in the payment when due of any commitment fee or any other Obligation.

                 SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Borrower made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of the Borrower to the Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) or any representation or warranty made by any General Partner or the Partnerships' Managing General Partner in any Subordination Agreement is or shall be incorrect when made in any material respect.

                 SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Section 7.1.2(a) (with respect only to maintenance and preservation of partnership existence) or Section 7.2 or the Borrower, any General Partner or the Partnerships' Managing General Partner shall default in the due performance and observance of theft respective obligations under the Subordination Agreements or Section 4.1 of the Security Agreement.

                 SECTION 8.1.4. Non-Performance of the Other Covenants and Obligations. The Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent or any Lender.

                 SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) having, individually or in the aggregate, a principal amount in excess of $250,000 of the Borrower or any of its Subsidiaries, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

                 SECTION 8.1.6. Judgments. Any judgment or order for the payment of money in excess of $100,000 (unless fully covered by insurance (subject to a reasonable and customary deductible) where liability has been admitted by the applicable insurance career) shall be rendered against the Borrower or any of its Subsidiaries and either

                 (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or

                 (b) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

                 SECTION 8.1.7. Change in Control. Any Change in Control shall occur.

                 SECTION 8.1.8. Bankruptcy, Insolvency, etc. The Borrower, any of its Subsidiaries, any General Partner or the Partnerships' Managing General Partner shall:

                 (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

                 (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower, any of its Subsidiaries, any General Partner or the Partnerships' Managing General Partner or any property of any thereof, or make a general assignment for the benefit of creditors;

                 (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower, any of its Subsidiaries, any General Partner or the Partnerships' Managing General Partner or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each Subsidiary, each General Partner and the Partnerships' Managing General Partner hereby expressly authorizes the Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                 (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower, any of its Subsidiaries, any General Partner or the Partnerships' Managing General Partner, and, if any such cage or proceeding is not commenced by the Borrower, such Subsidiary or such General Partner, such case or proceeding shall be consented to or acquiesced in by the Borrower, such Subsidiary or such General Partner or shall result in the entry of an order for relief or shall remain for 60 days undissmissed, provided that the Borrower, each Subsidiary and each General Partner hereby expressly authorizes the Agent and each Lender to appear in any court conducting any such case or proceeding during such 60 day period to preserve, protect and defend their rights under the Loan Documents; or

                 (e) take any partnership or corporate action authorizing, or in furtherance of, any of the foregoing.

                 SECTION 8.1.9. Partnership Agreement. There shall occur any default under the Partnership Agreement.

                 SECTION 8.1.10. Impairment of Security, etc. etc. Any Loan Document (or, in the case of any General Partner, the Partnerships' Managing General Partner or any Supervising General Partner, any Subordination Agreement), or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower (or, in the case of any Subordination Agreement, of any General Partner, the Partnerships' Managing General Partner or either Supervising General Partner), the Borrower, any General Partner, the Partnerships' Managing General Partner, either Supervising General Partner or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability, or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

                 SECTION 8.1.11. Failure to Obtain or Cessation of Authorization, etc. Any consent, approval, exemption, registration, qualification, designation, declaration, filing, or other action or undertaking now or hereafter obtained in connection with this Agreement (other than matters referred to in Section 8.1.12 hereof), the Notes or the other Loan Documents or any such action or undertaking now or hereafter necessary or advisable to make this Agreement, the Notes or the other Loan Documents legal, valid, enforceable and admissible in evidence is not obtained or shall have ceased to be in full force and effect or shall have been modified or amended or shall have been held to be illegal or invalid and the Borrower shall have been unsuccessful in curing such illegality or invalidity within a reasonable time and the Required Lenders shall have determined in good faith (which determination shall be conclusive) that such event or occurrence may have a material adverse effect on the Agent's or the Lenders' rights under this Agreement, any Note or any other Loan Document.

                 SECTION 8.1.12. Franchise Agreement. Any Franchise Agreement(s) pursuant to which the Borrower serves more than 5% of the Basic Subscribers or any other license, permit, lease, easement, conduit occupancy right, Pole Agreement, certificate, consent, approval, authorization or agreement granted by the FCC or by any other Official Body with jurisdiction over the Cable Systems or by any public utility or third party lessor, whether presently existing or hereafter granted to or obtained by the Borrower, the cancellation or termination of which would have a material adverse effect on the Borrower or the continued operation of the Cable Systems viewed as a whole (collectively, for purposes of this Section 8.1.12, "MATERIAL AGREEMENT"), shall expire without renewal or shall be suspended or revoked, and shall not be replaced, or the Borrower shall become subject to any injunction or other order with respect to, such Franchise Agreement or Material Agreement that materially adversely affects or which is reasonably likely to materially adversely affect (both in the sole reasonable judgment of the Required Lenders) the business, operations, financial condition or prospects (with respect to the Borrower's ability to pay or repay the Obligations) of the Borrower.

                 SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.8 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

                 SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.8) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

                                  ARTICLE IX
                                  THE AGENT

                 SECTION 9.1. Actions. Each Lender hereby appoints Shawmut as its Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or willful misconduct. The Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the Agent's determination, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 9.2. Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., Hartford, Connecticut time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, may make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the rate of interest then applicable for Base Rate Loans.

         SECTION 9.3. Exculpation. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.

         SECTION 9.4. Successor. The Agent may resign as such at any time. If the Agent at any time shall resign, the Borrower may appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder, provided, however, that the appointment of any Lender which was not a Lender on the Effective Date shall be subject to the prior written approval of the Required Lenders, which approval shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Borrower, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Borrower, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any

State thereof) or a U.S. branch or agency of a commercial banking institution, and having combined capital, surplus and undivided profits of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of

                 (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

                 (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

         SECTION 9.5. Loans by Shawmut. Shawmut shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, and
(y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Agent. Shawmut and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with, the Borrower or any Subsidiary or Affiliate of the Borrower as if Shawmut were not the Agent hereunder.

         SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any timer continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document

         SECTION 9.7. Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Agent its pro rata share of any Loan or (ii) to comply with the provisions of Section 4.8 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "DELINQUENT LENDER") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Lender hereby authorizes the Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Lenders, the Lenders' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         SECTION 9.8. Holders of Notes. The Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         SECTION 9.9. Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and
(c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

         SECTION 9.10. Assignee or Participant Affiliated with the Borrower. If any assignee Lender is an Affiliate of the Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 8.3, and the determination of the Required Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans. If any Lender sells a participating interest in any of the Loans to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Lender shall promptly notify the Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 8.3 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Required Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans to the extent of such participation.

         SECTION 9.11. Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

         SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

                 (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

                 (b) modify this Section 10.1, change the definition of "REQUIRED LENDERS", increase any Commitment Amount or the Percentage of any Lender, reduce any fees described in Article III, release any collateral security, except as otherwise specifically provided in any Loan Document or extend any Commitment Termination Date shall be made without the consent of each Lender and each holder of a Note;

                 (c) extend the due date for, or reduce the amount of, any scheduled reduction of the Commitment Amount or any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of that Note evidencing such Loan; or

                 (d) affect adversely the interests, rights or obligations of the Agent qua the Agent shall be made without consent of the Agent

No failure or delay on the part of the Agent, any Lender or the holder of any
Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by Telex or by facsimile and addressed, delivered or transmitted to such party at its address, Telex or facsimile number set forth below its signature hereto or, if applicable, set forth in such Lender's Lender Assignment Agreement or at such other address, Telex or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by prepaid courier service, shall be deemed given when received; any notice, if transmitted by Telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of Telexes).

         SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Agent (including the fees and reasonable out-of-pocket expenses of counsel to the Agent and of local counsel) in connection with:

                 (a) the negotiation, preparation, syndication, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

                 (b) the filing, recording, refiling or rerecording of the Security Agreement and any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Security Agreement; and

                 (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Loan Documents. The Borrower also agrees to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and disbursements) incurred by the Agent or such Lender in connection with (x) the negotiation of any restructuring or "WORK-OUT", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

         SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

                 (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

                 (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to
         Article V not to fund any Borrowing);

                 (c) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

                 (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any of its Subsidiaries of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiaries, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party solely by reason of the relevant Indemnified Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 10.5. Survival. The Obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9 shall in each case survive any termination of this Agreement, the payment in full of all of the Obligations and the termination of all of the Commitments. The representations and warranties made by the Borrower and the General Partners in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 10.8. Execution in Counterparts. Effectiveness. This Agreement may be executed by the parties hereto in several counterparts, by hand or facsimile signatures, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, each General Partner and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower, each General Partner and each Lender.

         SECTION 10.9. Governing in Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CONNECTICUT WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter here of and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns provided, however, that:

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                                       58


                 (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

                 (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

         SECTION 10.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this
Section 10.11.

                 SECTION 10.11.1. Assignments. Any Lender may at any time assign and delegate to one or more commercial banks or other financial institutions (each Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "ASSIGNEE LENDER"), a percentage of such Lender's total Loans and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of the assigning Lender's Loans and Commitments); provided, that, (i) the aggregate principal amount of Loans and Commitments to be assigned at any one time is at least equal to $5,000,000, (ii) after giving effect to any such assignment, in the case of the Agent, the Agent shall continue to be the registered holder of an aggregate principal amount of Loans and Commitments at least equal to $12,500,000 multiplied by a fraction the numerator of which is equal to $45,000,000 minus the aggregate principal amount of scheduled repayments of Loans made by the Borrower as of the time of the assignment and the denominator of which is $45,000,000, (iii) the Agent shall never hold an aggregate principal amount of Loans and Commitments which is less than any other Lender holds and (iv), in the case of a Lender, such Lender shall continue to be the registered holder of at least fifty percent (50%) of the aggregate principal amount of Loans and Commitments originally held by such Lender. Each Assignee Lender must furnish if applicable, the withholding tax exemption forms required under Section 4.6. Additionally, the Borrower and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until:

                 (a) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender;

                 (b) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Agent; and

                 (c) the processing fees described below shall have been paid.

From and after the date that the Agent accepts a Lender Assignment Agreement,
(x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents; and (y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the

Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assigning Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assigning Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by the assigning Lender). Each such Note shall be dated the date of the predecessor Notes. The assigning Lender shall mark the predecessor Notes "EXCHANGED" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assigning Lender. Accrued interest and accrued fees shall be paid at the same time or time provided in the predecessor Notes and in this Agreement. The assigning Lender or the Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $2,500. Any attempted assignment and delegation not made in accordance with this Section
10.11.1 shall be null and void. Nothing in this Section 10.11.1 shall prevent or prohibit any Lender from pledging its rights (but not its obligations to make Loans) under this Agreement and/or its Loans and/or its Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

                 SECTION 10.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "PARTICIPANT") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that:

                 (a)       no participation contemplated in this Section
         10.11.2 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

                 (b) such Lender shall remain solely responsible for the performance or its Commitments and such other obligations;

                 (c) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

                 (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any action of the type described in Clause
         (b) or (c) of Section 10.1; and

                 (e) the Borrower shall not be required to pay any amount under Section 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of
Section 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10,4, shall be considered a
Lender

         SECTION 10.12. Other Transactions. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 10.13. Nonrecourse Obligations. Anything contained in this Agreement, the Notes or the other Loan Documents to the contrary notwithstanding, in any action or proceeding brought on this Agreement, the Notes, the other Loan Documents or the Indebtedness evidenced by the Notes, no deficiency judgment shall be enforced against the separate assets of any General Partner (other than distributions to the General Partners made in violation of Section 7.2.6 or 7.2.8 hereof), and the liability of the General Partners for any amounts due under this Agreement, the Notes and the other Loan Documents shall be limited to the interest of each General Partner in the collateral described in the Loan Documents, its interest in any other assets of the Borrower and any distributions made in violation of Section 7.2.6 or 7.2.8. Subject to the preceding sentence, the Agent may join any present or future general partners of the Borrower in their capacities as general partners, as defendants in any legal action it undertakes to enforce the Agent's and the Lenders' rights and remedies under this Agreement, the Notes and the other Loan Documents. Notwithstanding the foregoing, nothing set forth herein shall be deemed to prohibit the Agent and the Lenders from taking legal action(s) and enforcing any judgment arising therefrom against a present or future general partner of the Borrower arising by reason of any fraud or intentional misconduct of such general partner.

         SECTION 10.14. Consent to Jurisdiction. THE BORROWER HEREBY AGREES THAT ANY LITIGATION BROUGHT BY THE AGENT OR THE LENDERS AND BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, THE GENERAL PARTNERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF CONNECTICUT OR IN THE UNITED STATES DISTRICT COURT FOR CONNECTICUT; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OFTEN, IN TIE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CONNECTICUT AND OF THE UNITED STATES DISTRICT COURT FOR CONNECTICUT FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE TO THE BORROWER'S ADDRESS PROVIDED HEREIN. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM
THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT

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                                       61


OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGEMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 10.15. Waiver of Jury Trial. etc. THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, THE GENERAL PARTNER OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT. EXCEPT AS PROHIBITED, BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LIGATION REFERRED TO IN THE FIRST SENTENCE OF THIS SECTION 10.15 ANY SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES IN THE ABSENCE OF A COURT OF COMPETENT JURISDICTION'S FINAL NON-APPF. ALLIABLE FINDING THAT SUCH CLAIM AROSE AS A RESULT OF THE AGENT'S AND/OR LENDERS' NEGLIGENCE OR WILLFUL MISCONDUCT AND, IN TIE CASE OF SUCH A FENDING, THE AGENT OR LENDERS, AS THE CASE MAY BE, SHALL PAY ALL REASONABLE ATTORNEY'S FEES AND COSTS INCURRED BY THE BORROWER IN CONNECTION WITH SUCH FINDINGS. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR THE LENDERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR THE LENDERS WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE A PARTY BY, AMONGOTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

         SECTION 10.16. Prejudgment Remedy Waiver. THE B0RR0WER ACKNOWLEDGES THAT THE FINANCING EVIDENCED HEREBY IS A COMMERCIAL TRANSACTION WITHIN THE MEANING OF CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES. THE BORROWER HEREBY VARIES ITS RIGHT TO NOTICE AND PRIOR COURT HEARING OR COURT ORDERED UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-a ET. SEQ. AS AMENDED OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES THE AGENT AND/OR LENDERS MAY EMPLOY TO ENFORCE THEIR RIGHTS AND REMEDIES HEREUNDER. MORE SPECIFICALLY, THE BORROWER ACKNOWLEDGES THAT THE AGENT'S AND/OR LENDERS' ATTORNEY MAY, PURSUANT TO CONNECTICUT GENERAL STATUTES SECTION 52-278f, ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER.

THE BORROWER ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGEMENT REMEDY AS AFORESAID AND THE AGENT AND LENDERS ACKNOWLEDGES BORROWER'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT.


         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed on the day and year first above written.

Signed, Sealed and Delivered      IDS/JONES JOINT VENTURE PARTNERS
In the Presence Of:

                                  By: IDS/Jones Growth Partners H, L.P.,
                                      Its Managing General Partner

                                      By: Jones Cable Corporation Its
                                          Managing General Partner


                                             By: /s/ KEVIN P. COYLE
                                             Name: Kevin P. Coyle
                                             Address: 9697 E. Mineral Avenue
                                                      ENGLEWOOD, CO 80112


                                          SHAWMUT BANK CONNECTICUT, N.A.,
                                          individually and as Agent

                                          By:/s/ ROBERT F. WEST
                                             Name: Robert F. West
                                             Title: Director
                                             Address: 777 Main Street
                                                      Hartford, CT 06115